                                                     Free Writing Prospectus
                                                     Filed Pursuant to Rule 433
                                                     Registration No. 333-130545

                                         FREE WRITING PROSPECTUS FOR
                                         MERRILL LYNCH MORTGAGE INVESTORS, INC.,
[MERRILL LYNCH LOGO]                     MANA 2007-OAR1

                               ABS NEW TRANSACTION

                             FREE WRITING PROSPECTUS

                          $[431,163,000] (APPROXIMATE)

                      MERRILL LYNCH ALTERNATIVE NOTE ASSET
                                SERIES 2007-OAR1

                      MERRILL LYNCH MORTGAGE LENDING, INC.
                               SELLER AND SPONSOR

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.
                                    DEPOSITOR

                           WILSHIRE CREDIT CORPORATION
                                INITIAL SERVICER

                             WELLS FARGO BANK, N.A.
                  MASTER SERVICER AND SECURITIES ADMINISTRATOR

                                FEBRUARY 27, 2007

        Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                         FREE WRITING PROSPECTUS FOR
                                         MERRILL LYNCH MORTGAGE INVESTORS, INC.,
[MERRILL LYNCH LOGO]                     MANA 2007-OAR1

                                IMPORTANT NOTICES

The depositor has filed a registration statement (including a prospectus) with the SEC (File no. 333-130545) for the offering to which this Free Writing Prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuing entity has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuing entity, any underwriter or any dealer participating in the offering will arrange to send you the prospectus when it is available if you request it by calling the toll-free number at 1-800-248-3580.

This Free Writing Prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this Free Writing Prospectus is preliminary and is subject to completion or change.

The information in this Free Writing Prospectus, if conveyed prior to the time of your commitment to purchase, supersedes any inconsistent information contained in any prior similar free writing prospectus relating to these securities.

Numerous assumptions were used in preparing the Free Writing Prospectus which may or may not be stated therein. The Free Writing Prospectus should not be construed as either projections or predictions or as legal, tax, financial or accounting advice.

Any yields or weighted average lives shown in the Free Writing Prospectus are based on prepayment assumptions and actual prepayment experience may dramatically affect such yields or weighted average lives. In addition, it is possible that prepayments on the underlying assets will occur at rates slower or faster than the rates assumed in the Free Writing Prospectus. Furthermore, unless otherwise provided, the Free Writing Prospectus assumes no losses on the underlying assets and no interest shortfall. The specific characteristics of the securities may differ from those shown in the Free Writing Prospectus due to differences between the actual underlying assets and the hypothetical assets used in preparing the Free Writing Prospectus.

This communication shall not constitute an offer to sell or the solicitation of any offer to buy nor shall there be any sale of the securities discussed in this Free Writing Prospectus in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Please be advised that asset-backed securities may not be appropriate for all investors. Potential investors must be willing to assume, among other things, market price volatility, prepayments, yield curve and interest rate risk. Investors should fully consider the risk of an investment in these securities.

        Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                                         FREE WRITING PROSPECTUS FOR
                                         MERRILL LYNCH MORTGAGE INVESTORS, INC.,
[MERRILL LYNCH LOGO]                     MANA 2007-OAR1

                             FREE WRITING PROSPECTUS
                                FEBRUARY 27, 2007

                      MERRILL LYNCH ALTERNATIVE NOTE ASSET,
                                SERIES 2007-OAR1

                          [$431,163,000] (APPROXIMATE)
                               SUBJECT TO REVISION

                                                       PRINCIPAL                            EXPECTED
                                      WAL (YRS)          WINDOW                              FINAL
              APPROX                  (CALL(4)/        (CALL(4)/       PAYMENT   INTEREST   MATURITY  STATED FINAL  EXPECTED RATINGS
  CLASS    SIZE ($)(6)     COUPON     MATURITY)        MATURITY)        DELAY     ACCRUAL     (4)     MATURITY(5)    (MOODY'S/ S&P)
---------  -----------  -----------  -----------  -------------------  -------  ----------  --------  ------------  ----------------
Class A-1  242,107,000  LIBOR + [ ]  3.19 / 3.46   1 - 101 / 1 - 216      0     Actual/360  Jul-2015    Feb-2037        Aaa/AAA
                          (1), (2)

Class A-2  100,878,000  LIBOR + [ ]  3.19 / 3.46   1 - 101 / 1 - 216      0     Actual/360  Jul-2015    Feb-2037        Aaa/AAA
                          (1), (2)

Class A-3   60,527,000  LIBOR + [ ]  3.19 / 3.46   1 - 101 / 1 - 216      0     Actual/360  Jul-2015    Feb-2037        Aaa/AAA
                          (1), (2)

Class M-1   6,315,000   LIBOR + [ ]  6.05 / 6.47  43 - 101 / 43 - 144     0     Actual/360  Jul-2015    Feb-2037       Aaa / AA+
                          (1), (3)

Class M-2   7,403,000   LIBOR + [ ]  6.05 / 6.39  43 - 101 / 43 - 136     0     Actual/360  Jul-2015    Feb-2037        Aa2 / AA
                          (1), (3)

Class M-3   1,524,000   LIBOR + [ ]  6.04 / 6.30  43 - 101 / 43 - 123     0     Actual/360  Jul-2015    Feb-2037      Aa2 / AA-
                          (1), (3)

Class M-4   3,048,000   LIBOR + [ ]  6.04 / 6.24  43 - 101 / 43 - 119     0     Actual/360  Jul-2015    Feb-2037        Aa3 / A+
                          (1), (3)

Class M-5   1,959,000   LIBOR + [ ]  6.04 / 6.14  43 - 101 / 43 - 111     0     Actual/360  Jul-2015    Feb-2037         A1 / A
                          (1), (3)

Class M-6   1,742,000   LIBOR + [ ]  6.03 / 6.04  43 - 101 / 43 - 105     0     Actual/360  Jul-2015    Feb-2037        A2 / A-
                          (1), (3)

Class B-1   1,524,000   LIBOR + [ ]  5.92 / 5.92   43 - 98 / 43 - 98      0     Actual/360  Apr-2015    Feb-2037       A2 / BBB+
                          (1), (3)

Class B-2   2,177,000   LIBOR + [ ]  5.71 / 5.71   43 - 91 / 43 - 91      0     Actual/360  Sep-2014    Feb-2037        A3 / BBB
                          (1), (3)

Class B-3   1,959,000   LIBOR + [ ]  5.40 / 5.40   43 - 79 / 43 - 79      0     Actual/360  Sep-2013    Feb-2037      Baa1 / BBB-
                          (1), (3)

  TOTAL:   431,163,000

----------
1)    Subject to the Available Funds Cap and the Maximum Rate Cap.

2) If the 10% auction termination does not result in the termination of the trust on the first Distribution Date on which it is eligible to occur, the margin on the Class A-1, Class A-2, and Class A-3 Certificates will increase to 2x its margin on the following Distribution Date.

3) If the 10% auction termination does not result in the termination of the trust on the first Distribution Date on which it is eligible to occur, the margin on each of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2 and Class B-3 Certificates will increase to 1.5x its respective margin on the following Distribution Date.

4) The Certificates will be priced at 25% CPR. Assumes 10% auction termination occurs on the first date on which it is eligible to occur.

5) Latest maturity date for any mortgage loan that matures in less than or equal to 30 years plus one month.

6) The approximate size is subject to a permitted variance in the aggregate of plus or minus 10%.

        Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                           FREE WRITING PROSPECTUS FOR
[MERRILL LYNCH LOGO]       MERRILL LYNCH MORTGAGE INVESTORS, INC.,MANA 2007-OAR1

                                    CONTACTS

MBS/ABS TRADING/SYNDICATE
Scott Soltas                  212-449-3659      scott_soltas@ml.com
Brian Kane                    212-449-3660      brian_f_kane@ml.com
Charles Sorrentino            212-449-3659      charles_sorrentino@ml.com
Colin Sheen                   212-449-3659      colin_sheen@ml.com
Matthew Sawatzky              212-449-3660      Matthew_sawatzky@ml.com
Gregory Ikhilov               212-449-3659      Gregory_ikhilov@ml.com
Roger Ashworth                212-449-3659      roger_ashworth@ml.com
Edgar Seah                    +81 3 6225 7803   edgar_seah@ml.com

GLOBAL ASSET BACKED FINANCE
Matt Whalen                   212-449-0752      matthew_whalen@ml.com
Paul Park                     212-449-6380      paul_park@ml.com
Tom Saywell                   212-449-2122      tom_saywell@ml.com
Tim Loughlin                  212-449-1646      timothy_loughlin@ml.com
Fred Hubert                   212-449-5071      fred_hubert@ml.com
Alice Chu                     212-449-1701      alice_chu@ml.com
Sonia Lee                     212-449-5067      sonia_lee@ml.com
Keith Singletary              212-449-9431      keith_singletary@ml.com
Calvin Look                   212-449-5029      calvin_look@ml.com
Yimin Ge                      212-449-9401      yimin_ge@ml.com
Hoi Yee Leung                 212-449-1901      hoiyee_leung@ml.com
Mark Dereska                  212-449-1008      mark_dereska@ml.com
Paul Fetch                    212-449-1002      paul_fetch@ml.com

MOODY'S
Gulmira Karaguishiyeva        201-395-6354      Gulmira.Karaguishiyeva@moodys.com

STANDARD & POOR'S
Jeff Watson                   212-438-1592      jeff_watson@standardandpoors.com

        Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                           FREE WRITING PROSPECTUS FOR
[MERRILL LYNCH LOGO]       MERRILL LYNCH MORTGAGE INVESTORS, INC.,MANA 2007-OAR1

TITLE OF OFFERED CERTIFICATES    Merrill Lynch Alternative Note Asset ("MANA"), Mortgage Loan Asset-Backed Certificates, Series
                                 2007-OAR1, consisting of:

                                 Class A-1, Class A-2 and Class A-3 Certificates (collectively, the "Class A Certificates"),

                                 Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, and Class M-6 Certificates (collectively, the "Class M Certificates"),

                                 Class B-1, Class B-2 and Class B-3 Certificates (collectively, the "Class B Certificates"),

                                 The Class M and Class B Certificates are collectively known as the "Subordinate Certificates".

                                 The Class A, Class M, Class B Certificates are collectively known as the "Offered Certificates".

LEAD MANAGER                     Merrill Lynch, Pierce, Fenner & Smith Incorporated

ISSUING ENTITY                   Merrill Lynch Alternative Note Asset, Series 2007-OAR1

DEPOSITOR                        Merrill Lynch Mortgage Investors, Inc.

SPONSOR                          Merrill Lynch Mortgage Lending Inc.

SERVICER                         Initially, Wilshire Credit Corporation.  It is anticipated that servicing of the Mortgage Loans may be transferred to a successor servicer after the Closing Date

MASTER SERVICER AND SECURITIES   Wells Fargo Bank, N.A.
ADMINISTRATOR

TRUSTEE                          HSBC Bank USA, National Association

SWAP COUNTERPARTY                [To be determined]

CAP COUNTERPARTY                 [To be determined]

CUT-OFF DATE                     February 1, 2007

PRICING DATE                     On or about February [ ], 2007

CLOSING DATE                     On or about March 9, 2007

DISTRIBUTION                     DATES Distribution of principal and interest on the Offered Certificates will be made on the 25th day of each month or, if such day is not a business day, on the first business day thereafter, commencing in March 2007.

ERISA CONSIDERATIONS             The Offered Certificates will be ERISA eligible as of the Closing Date. However, while any interest rate swap agreement is in effect, employee benefit plans or other retirement arrangements may not acquire the certificates covered thereby unless such acquisition and holding is covered by and exempt under one of the investor-based exemptions issued by the Department of Labor. Investors should consult with their counsel with respect to the consequences under ERISA and the Internal
                                 Revenue Code of an ERISA Plan's acquisition and ownership of such Certificates.

LEGAL INVESTMENT                 The Class A Certificates, Class M-1, Class M-2, Class M-3 and Class M-4 Certificates will be
                                 "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984.

        Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                           FREE WRITING PROSPECTUS FOR
[MERRILL LYNCH LOGO]       MERRILL LYNCH MORTGAGE INVESTORS, INC.,MANA 2007-OAR1

TAX STATUS             For federal income tax purposes, the Trust Fund will include two or more segregated asset pools, with respect to which elections will be made to treat each as a "real estate mortgage investment conduit" ("REMIC").

OPTIONAL TERMINATION   The Securities Administrator will attempt to terminate the trust when the aggregate stated principal balance of the Mortgage Loans as of the last day of the related collection period is less than or equal to 10% of the aggregate stated principal balance of the Mortgage Loans as of the Cut-Off Date. The termination will be effected by auctioning the remaining trust assets via a solicitation of bids from at least three bidders.
                       Any such termination will occur only if the highest bid received is at least equal to the sum of (i) the aggregate outstanding stated principal balance of the Mortgage Loans, plus accrued interest thereon,
                       (ii) any unreimbursed out-of-pocket costs and expenses and the principal portion of Servicer advances, in each case previously incurred by the Servicer, the Master Servicer or the Securities Administrator in
                       the performance of their respective obligations, including conducting the auction (iii) any amounts owed to the Swap Counterparty and (iv) certain other amounts specified in the prospectus supplement.

MORTGAGE LOANS         The mortgage pool will consist of adjustable rate first lien Alt-A payment option mortgage loans, originated by Alliance (20.62%), and hybrid option mortgage loans originated by Quicken (43.74%), Flagstar (16.23%),
                       Paul Financial (10.96%) and other originators, none of whom originated more than 10% of the mortgage loans.
                       The information described herein is based on a pool of Mortgage Loans having an aggregate principal balance of approximately $435,523,920 as of February 1, 2007.

                       Approximately 79.38% of the mortgage loans are hybrid option mortgage loans. The mortgage rate on each hybrid option mortgage loan is adjustable, after a specified period after origination during which the mortgage rate is fixed, based substantially on the six-month LIBOR index. The initial fixed rate period
                       ("Option Period") is five years with respect to approximately 99.56% of the hybrid option mortgage loans.
                       The Option Period with respective to the remainder of the hybrid option mortgage loans is either seven or ten years. At the conclusion of the Option Period or until the principal balance exceeds 115% of the original loan balance, whichever occurs first, only interest payments will be required to be made until the
                       10th anniversary of the loan ("Interest Only Period"). At the conclusion of the Interest Only Period, the monthly payment will be in an amount sufficient to repay the unpaid principal balance at the then existing term in equal monthly installments.

                       Approxmately 20.62% of the mortgage loans are payment option mortgage loans. The mortgage rate on each payment option mortgage loan is based on the MTA index. The accrued interest rate is fully indexed
                       (no introductory period) and adjusts monthly. However, the required payment remains the same for the fixed payment period (also referred to as the "Option Period"). The fixed payment period with respect to approximately 92.86%, 2.97%, 3.57% and 0.60% of the payment option mortgage loans will be one, two, three or five years, respectively. After the fixed payment period and annually thereafter, the payment can only increase or decrease up to 7.5% of prior year's monthly payment amount. Every fifth year or until the principal balance reaches the negative amortization limit, the monthly payment will recast to fully amortize the loan over the remaining term without regard to the cap limitations. The negative amortization limit for approximately 94.89% and 5.11% of the payment option mortgage loans will be 110% or 115%, respectively.

                       With respect to both hybrid option mortgage loans and payment option mortgage loans, during the Option
                       Period, the borrower will generally have the option of paying one of the following monthly payments: (1) a payment calculated based on the original loan amount and a rate that is 3% below the note rate ("Minimum
                       Payment"), (2) an interest only payment calculated at the note rate based on the unpaid principal balance,
                       (3) a fully amortizing payment based on a 15-year term to maturity, or (4) a fully amortizing payment based on a 30-year term to maturity.

                       See the attached collateral descriptions for additional information on the Mortgage Loans.

        Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                           FREE WRITING PROSPECTUS FOR
[MERRILL LYNCH LOGO]       MERRILL LYNCH MORTGAGE INVESTORS, INC.,MANA 2007-OAR1

SERVICING TRANSFER       On the closing date, Wilshire Credit Corporation will service all of the payment option mortgage loans and the hybrid option mortgage loans (collectively, the "Mortgage Loans"). The Sponsor will retain the right to appoint a successor servicer to Wilshire Credit Corporation. It is anticipated that servicing of the
                         Mortgage Loans may transfer to a successor servicer after the Closing Date.

NEGATIVE AMORTIZATION    The excess, if any, of interest due on any Mortgage Loan over the monthly payment for such Mortgage Loan.

NET NEGATIVE             For any Distribution Date, the excess, if any, of (i) the Negative Amortization with respect to all
AMORTIZATION             Mortgage Loans for the calendar month prior to that Distribution Date, over (ii) prepayments in full and partial prepayments received with respect to the Mortgage Loans during the related prepayment period.

DEFERRED INTEREST        Any interest shortfall resulting from Net Negative Amortization.

                         For any Distribution Date, any Deferred Interest will be allocated to the Offered Certificates, pro rata based on and up to current interest accrued on such classes of Certificates with respect to such
                         Distribution Date, thereby reducing the amount of interest payable on each such class by the amount allocated. For any Distribution Date, any Deferred Interest in excess of current interest accrued on the
                         Offered Certificates with respect to such Distribution Date will be allocated to the Class C Certificates
                         (which are not offered hereby) to the extent payments would otherwise be made to the Class C Certificates on such Distribution Date.

                         The amount of the reduction of current interest distributable to each class of Offered Certificates attributable to Net Negative Amortization will be added to the principal balance of that class.
                         As a result of Net Negative Amortization, a portion of the interest accrued on the Offered Certificates will be distributed to such Certificates later than otherwise anticipated.

TOTAL DEAL SIZE          Approximately [$431,163,000]

ADMINISTRATIVE FEES      The Master Servicer, the Servicer, and the Securities Administrator will be paid fees of a weighted average of approximately 37.5 bps per annum (payable monthly) on the stated principal balance of the
                         Mortgage Loans.

CREDIT ENHANCEMENTS      1. Excess Interest

                         2. Over-Collateralization

                         3. Subordination

                         4. Net Swap Payments received from the Swap Counterparty (if any)

                         5. Cap Payments received from the Cap Counterparty (if any)

EXCESS INTEREST          Excess interest cashflow will be available as credit enhancement.

OVER-COLLATERALIZATION   The over-collateralization ("O/C") amount is equal to the excess of the aggregate principal balance of the
                         Mortgage Loans over the aggregate principal balance of the Offered Certificates. On the Closing Date, the
                         O/C amount will equal approximately 1.00% of the aggregate principal balance of the Mortgage Loans as of the Cut-Off Date. The Issuing Entity will apply some or all of the Excess Interest as principal payments on the Class A Certificates until the O/C target is reached, resulting in a limited acceleration of principal of the Offered Certificates relative to the Mortgage Loans. Once the O/C target amount is reached, the acceleration feature will cease, unless it becomes necessary again to maintain the O/ C target amount as described below:

        Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                           FREE WRITING PROSPECTUS FOR
[MERRILL LYNCH LOGO]       MERRILL LYNCH MORTGAGE INVESTORS, INC.,MANA 2007-OAR1

                         Initial: Approximately 1.00% of the aggregate principal balance of the Mortgage Loans as of the
                         Cut-Off Date

                         Target: 1.00% of the aggregate principal balance of the Mortgage Loans as of the Cut-Off Date before stepdown, 2.50% of current mortgage balance on or after stepdown and on or prior to the Distribution Date in period 72, 2.00% of current mortgage balance on or after stepdown and after the Distribution
                         Date in period 72

                         Floor: 0.50% of the aggregate principal balance of the Mortgage Loans as of the Cut-Off Date on or before the Distribution Date in period 72, after the Distribution Date in period 72 the greater of (1) 0.50% of the aggregate principal balance of the Mortgage Loans as of the Cut-Off Date and (2) outstanding balance of
                         Mortgage Loans that have a maturity term greater than 30 years plus 0.10% of the aggregate principal balance of the Mortgage Loans as of the Cut-Off Date.

SUBORDINATION:   CLASSES    RATING (M/S)   SUBORDINATION (1)
                ---------   ------------   -----------------
                 Class A     Aaa / AAA           7.35%
                Class M-1    Aaa / AA+           5.90%
                Class M-2     Aa2 / AA           4.20%
                Class M-3    Aa2 / AA-           3.85%
                Class M-4     Aa3 / A+           3.15%
                Class M-5      A1 / A            2.70%
                Class M-6     A2 / A-            2.30%
                Class B-1    A2 / BBB+           1.95%
                Class B-2     A3 / BBB           1.45%
                Class B-3   Baa1 / BBB-          1.00%

(1) The subordination includes the initial over-collateralization level of approximately 1.00%.

CLASS SIZES:   CLASSES    RATING (M/S)   CLASS SIZES
              ---------   ------------   -----------
               Class A     Aaa / AAA        92.65%
              Class M-1    Aaa / AA+         1.45%
              Class M-2     Aa2 / AA         1.70%
              Class M-3    Aa2 / AA-         0.35%
              Class M-4     Aa3 / A+         0.70%
              Class M-5      A1 / A          0.45%
              Class M-6     A2 / A-          0.40%
              Class B-1    A2 / BBB+         0.35%
              Class B-2     A3 / BBB         0.50%
              Class B-3   Baa1 / BBB-        0.45%

INTEREST ACCRUAL Interest on the Offered Certificates will initially accrue from the Closing Date to (but excluding) the first
                 Distribution Date, and thereafter, from the prior Distribution Date to (but excluding) the current Distribution
                 Date, on an actual/360 basis.

COUPON STEP UP   If the optional termination of the Certificates does not occur on the first distribution date on which it can occur, (i) the margins on each class of the Class A Certificates will increase to 2x their respective margins, and
                 (ii) the margins on each class of the Subordinate Certificates will increase to 1.5x their respective margins in each case on the following Distribution Date.

        Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

[MERRILL LYNCH LOGO]     FREE WRITING PROSPECTUS FOR
                         MERRILL LYNCH MORTGAGE INVESTORS, INC.,MANA 2007-OAR1

SWAP CONTRACT          The supplemental interest trust, for the benefit for the
<PRELIMINARY AND       Issuing Entity, will include a swap derivative contract
SUBJECT TO             for the benefit of the Certificates (the "Swap Contract")
REVISION>              to (i) protect against interest rate risk  from upward
                       movement in one-month LIBOR, (ii) diminish basis risk
                       associated with the hybrid adjustable-rate mortgage loans
                       and (iii) provide additional credit enhancement in
                       respect of the Certificates. On each Distribution Date,
                       the supplemental interest trust will be required to make
                       payments to the Swap Counterparty based on the applicable
                       fixed rate and on the applicable notional balance for the
                       Distribution Date specified in the schedule hereto and
                       the supplemental interest trust will be entitled to
                       receive payments from the Swap Counterparty based on
                       one-month LIBOR and the applicable notional balance for
                       the Distribution Date specified in the schedule hereto.
                       The payments from the supplemental interest trust to the
                       Swap Counterparty and from the Swap Counterparty to the
                       supplemental interest trust on each Distribution Date
                       will be netted so that only the net payment (the "Net
                       Swap Payment") will be paid by the party owing the higher
                       of the two payments on such Distribution Date. Any Net
                       Swap Payment received from the Swap Counterparty will be
                       available to pay current interest and any interest
                       shortfalls, to build or maintain overcollateralization,
                       to pay any unpaid realized loss amounts and to pay any
                       basis risk shortfalls

CAP CONTRACT           The supplemental interest trust, for the benefit of the
<PRELIMINARY AND       Issuing Entity, will include a cap derivative  contract
SUBJECT TO REVISION>   for the benefit of the Certificates (the "Cap Contract")
                       to (i) protect against interest rate risk from upward
                       movement in one-month LIBOR, (ii) diminish basis risk
                       associated with the hybrid adjustable-rate mortgage loans
                       and (iii) provide additional credit enhancement in
                       respect of the Certificates. On each Distribution Date,
                       the supplemental interest trust will be entitled to
                       receive payments from the Cap Counterparty ("Cap
                       Payments") based on the lesser of (a) the applicable
                       notional balance for the Distribution Date specified in
                       the schedule hereto and (b) the excess if any, of (A) the
                       aggregate Certificate principal balance for the related
                       Distribution Date over (B) the swap notional for the
                       related Distribution Date, if the one-month LIBOR exceeds
                       6.00%. Any Cap Payment received from the Cap Counterparty
                       will be available to pay current interest and any
                       interest shortfalls, to build or maintain
                       over-collateralization, to pay any unpaid realized loss
                       amounts and to pay any basis risk shortfalls on the
                       relevant Distribution Date.

AVAILABLE FUNDS        The per annum rate equal to the product of (i) 12, (ii)
CAP                    the quotient of (x) the total scheduled interest on  the
                       Mortgage Loans based on the Net Mortgage Rates in effect
                       on the related due date, less any Net Swap Payments or
                       swap termination payments (other than defaulted swap
                       termination payments) owed to the Swap Counterparty for
                       such distribution date, and (y) the aggregate stated
                       principal balance of the Mortgage Loans as of the first
                       day of the related accrual period and (iii) a fraction,
                       the numerator of which is 30, and the denominator of
                       which is the actual number of days in the related accrual
                       period.

                       "Net Mortgage Rate" means, with respect to any Mortgage
                       Loan the mortgage rate on such Mortgage Loan less the Administrative Fees.

   Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

[MERRILL LYNCH LOGO]     FREE WRITING PROSPECTUS FOR
                         MERRILL LYNCH MORTGAGE INVESTORS, INC.,MANA 2007-OAR1

CORRIDOR CONTRACT      The Offerred Certificates will have the benefit of a
                       corridor contracts.

                       Payments received on the corridor contract will be available to pay amounts to the holders of the class or classes of Certificates, in respect of shortfalls arising as a result of the application of the Available Funds
                       Cap, as described herein (except to the extent attributable to the fact that realized losses are not allocated to the Class A Certificates after the Subordinate Certificates have been written down to zero).

MAXIMUM RATE CAP       The pass-through rates of each of the Offered
                       Certificates will also be subject to a "Maximum Rate
                       Cap", which will be calculated in the same manner as the
                       Available Funds Cap, but based on the net maximum
                       lifetime mortgage rates for the Mortgage Loans rather
                       than the net mortgage rate. Any interest shortfall due to
                       the application of the Maximum Rate Cap will not be
                       reimbursed, except under limited circumstances.

SHORTFALL              With respect to any Class of Certificates on any
REIMBURSEMENT          Distribution Date, an amount equal to the sum of (A) the
                       excess, if any, of (1) the amount of interest that such
                       Class would have accrued on such Distribution Date had
                       the pass-through rate for that Class been equal to the
                       lesser of (a) LIBOR plus the related margin and (b) the
                       greater of (x) the Maximum Rate Cap for such Distribution
                       Date and (y) a per annum rate equal to the sum of (i) the
                       Available Funds Cap and (ii) the product of (AA) a
                       fraction, stated as a percentage, the numerator of which
                       is 360 and the denominator of which is the actual number
                       of days in the related Accrual Period and (BB) the sum of
                       (x) a fraction, stated as a percentage, the numerator of
                       which is an amount equal to the proceeds, if any, payable
                       under the Corridor Contract with respect to such
                       Distribution Date and the denominator of which is the
                       aggregate certificate principal balance of the related
                       Class or Classes of Certificates immediately prior to
                       such Distribution Date and (y) a fraction, as stated as a
                       percentage, the numerator of which is an amount equal to
                       any Net Swap Payments owed by the Swap Counterparty and
                       payments from Cap Contract for such Distribution Date and
                       the denominator of which is the aggregate stated
                       principal balance of the Mortgage Loans as of the
                       immediately preceding Distribution Date, over (2) the
                       amount of interest that each such Class accrued on such
                       Distribution Date based on a pass-through rate equal to
                       the Available Funds Cap and (B) the unpaid portion of any
                       such excess from the prior Distribution Date (and
                       interest accrued thereon at the current applicable
                       pass-through rate for such Class, without giving effect
                       to the Available Funds Cap) (herein referred to as a
                       "Carryover"). Such reimbursement will be paid only on a
                       subordinated basis, as described below in the "Cashflow
                       Priority" section. No such Carryover with respect to a
                       Class will be paid to such Class once the certificate
                       principal balance thereof has been reduced to zero.

   Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

[MERRILL LYNCH LOGO]     FREE WRITING PROSPECTUS FOR
                         MERRILL LYNCH MORTGAGE INVESTORS, INC.,MANA 2007-OAR1

CASHFLOW PRIORITY      1.   Repayment of any unreimbursed Servicer advances.

<Preliminary and       2.   Master Servicing fees, Servicer fees, Trustee fees,
 Subject to Revision>       and Securities Administrator fees as applicable.

                       3.   Available interest funds, as follows:
                            to pay to the Swap Counterparty any Net Swap Payment or any swap REVISION> termination payment owed to the Swap Counterparty pursuant to the Swap Contract in the event that the supplemental interest trust is the defaulting party or an affected party under the Swap Contract.

                       4. Available interest funds not used as provided in paragraph 3 above, as follows: monthly interest, including any unpaid monthly interest from prior months, concurrently, to each class of the Class A
                            Certificates, then monthly interest, including any unpaid monthly interest from prior months, to the Class M-1 Certificates, then to the Class M-2
                            Certificates, then to the Class M-3 Certificates, then to the Class M-4 Certificates, then to the Class M-5 Certificates, then to the Class M-6
                            Certificates, then to the Class B-1 Certificates, then to the Class B-2 Certificates and then to the Class B-3 Certificates.

                       5. Available principal funds, as follows: to pay to the Swap Counterparty any swap termination payment owed to the Swap Counterparty pursuant to the Swap
                            Contract in the event that the supplemental interest trust is the defaulting party or an affected party under the Swap Contract.

                       6. Available principal funds not used as provided in paragraph 5 above, as follows: monthly principal to the Class A Certificates as described under "PRINCIPAL PAYDOWN", then monthly principal to the Class M-1 Certificates, then monthly principal to the Class M-2 Certificates, then monthly principal to the Class M-3 Certificates, then monthly principal to the Class M-4 Certificates, then monthly principal to the Class M-5 Certificates, then monthly principal to the Class M-6
                            Certificates, then monthly principal to each the Class B-1 Certificates, then monthly principal to the Class B-2 Certificates and then monthly principal to the Class B-3 Certificates, in each case as described under "PRINCIPAL PAYDOWN."

                       7. Excess interest in the order as described under "PRINCIPAL PAYDOWN" if necessary to build or restore
                            O/C to the required level.

                       8. Excess interest to pay subordinate principal shortfalls.

                       9. Excess interest to pay Carryover resulting from imposition of the Available Funds Cap.

                       10. Excess interest to pay to the Swap Counterparty any remaining amounts owed to the Swap Counterparty pursuant to the Swap Contract.

                       11. Any remaining amount will be paid in accordance with the pooling and servicing agreement and will not be available for payment to holders of the Offered
                            Certificates.

                       Payments received on the Corridor Contract will only be available to the Certificates to pay amounts in respect of Carryovers other than any Carryovers resulting from the fact that realized losses are not allocated to the Class A Certificates after the Subordinate Certificates have been written down to zero. Any excess of amounts received on the Corridor Contract over amounts needed to pay such Carryovers on the Certificates will be distributed in respect of other classes of certificates not described herein.

   Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

[MERRILL LYNCH LOGO]     FREE WRITING PROSPECTUS FOR
                         MERRILL LYNCH MORTGAGE INVESTORS, INC.,MANA 2007-OAR1

PRINCIPAL PAYDOWN
IF THE SUBORDINATE CLASS PRINCIPAL DISTRIBUTION TEST IS NOT MET:

      All scheduled and unscheduled principal received from the Mortgage Loans plus excess spread to the extent distributable as principal to replenish O/C to the required level will be paid on a pro-rata basis based on the certificate principal balance of the related Certificates to the Class A Certificates.

      If as a result of realized losses, the principal balance of each class of the Class M and Class B Certificates is reduced to zero, the principal distribution amount for the Class A Certificates will be made sequentially to the Class A-1, Class A-2, and then Class A-3 Certificates so long as such certificates are outstanding.

      After the aggregate certificate principal balance of the Class A Certificates has been reduced to zero, the amounts referred to above will be distributed sequentially to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2 and Class B-3 Certificates.

   Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

[MERRILL LYNCH LOGO]     FREE WRITING PROSPECTUS FOR
                         MERRILL LYNCH MORTGAGE INVESTORS, INC.,MANA 2007-OAR1

IF THE SUBORDINATE CLASS PRINCIPAL DISTRIBUTION TEST IS MET: All Certificates will be entitled to receive payments of principal, in the following order of priority: first to the Class A Certificates, second to the Class M-1 Certificates, third to the Class M-2 Certificates, fourth to the Class M-3 Certificates, fifth to the Class M-4 Certificates, sixth to the Class M-5 Certificates, seventh to the Class M-6 Certificates, eighth to the Class B-1 Certificates, ninth to the Class B-2 Certificates and tenth to the Class B-3 Certificates, in each case up to amounts necessary to maintain the subordination for each class at its required level.

The required levels of subordination are approximately as follows:

                            On or prior to period 72                     After period 72
 CLASS A                            18.375%*                                14.700%**
CLASS M-1                           14.750%*                                11.800%**
CLASS M-2                           10.500%*                                 8.400%**
CLASS M-3                            9.625%*                                 7.700%**
CLASS M-4                            7.875%*                                 6.300%**
CLASS M-5                            6.750%*                                 5.400%**
CLASS M-6                            5.750%*                                 4.600%**
CLASS B-1                            4.875%*                                 3.900%**
CLASS B-2                            3.625%*                                 2.900%**
CLASS B-3                            2.500%*                                 2.000%**

* includes 2.5x the overcollateralization    ** includes 2x the
of 1.00%                                      overcollateralization of 1.00%

THE SUBORDINATE CLASS PRINCIPAL DISTRIBUTION TEST IS MET IF:

1.    The Distribution Date is on or after the earlier of:

      i) the first Distribution Date on which the aggregate certificate principal balance of the Class A Certificates have been reduced to zero; and

      ii)   the later of the:

            a.    the Distribution Date in period 37; and

            b. the applicable Subordinate Class Principal Distribution Date has occurred (as described below). 2. A Step Down Loss Trigger Event does not exist.

SUBORDINATE            The first Distribution Date on which the Senior
CLASS PRINCIPAL        Enhancement Percentage (i.e., the sum of the outstanding
DISTRIBUTION           principal balance of the Subordinate Certificates and the
DATE                   O/C amount divided by the aggregate stated  principal
                       balance of the Mortgage Loans) is greater than or equal to the Senior Specified Enhancement Percentage (including
                       O/C), which is equal to two and half times the initial
                       Class A subordination percentage on or prior to the Distribution Date in period 72 and two times the initial
                       Class A subordination percentage after the Distribution
                       Date in period 72.

                       SENIOR SPECIFIED ENHANCEMENT PERCENTAGE ON OR BEFORE THE DISTRIBUTION DATE IN PERIOD 72: 18.375% or
                       (6.35%+1.00%)*2.5 Senior Specified Enhancement Percentage after the Distribution Date in period 72: 14.700% or (6.35%+1.00%)*2.0

   Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

[MERRILL LYNCH LOGO]     FREE WRITING PROSPECTUS FOR
                         MERRILL LYNCH MORTGAGE INVESTORS, INC.,MANA 2007-OAR1

STEP DOWN LOSS         The situation that exists with respect to any
TRIGGER EVENT          Distribution Date after the Stepdown Date, if (a) the
<Preliminary and       quotient  of (1) the aggregate stated principal balance
SUbject to Revision>   of all Mortgage Loans 60 or more days  delinquent,
                       measured on a rolling three month basis (including
                       Mortgage Loans in foreclosure and REO Properties) and (2)
                       the stated principal balance of all the Mortgage Loans as
                       of the preceding master servicer remittance date, equals
                       or exceeds the product of (i) on or prior to the
                       Distribution Date period 72, 38%; after the Distribution
                       Date in period 72, 40%, and (ii) the Required Percentage
                       or (b) the quotient (expressed as a percentage)of (1) the
                       aggregate realized losses incurred from the Cut-off Date
                       through the last day of the calendar month preceding such
                       Distribution Date and (2) the aggregate principal balance
                       of the Mortgage Loans as of the Cut-off Date exceeds the
                       Required Loss Percentage.

DISTRIBUTION DATE OCCURRING       LOSS PERCENTAGE
---------------------------       ---------------
Period 25 - Period 36             0.25% with respect to the Distribution Date in period 25, plus an additional 1/12th of 0.35% for each month thereafter
Period 37 - Period 48             0.60% with respect to the Distribution Date in period 37, plus an additional 1/12th of 0.50% for each month thereafter
Period 49 - Period 60             1.10% with respect to the Distribution Date in period 49, plus an additional 1/12th of 0.50% for each month thereafter
Period 61 - Period 72             1.60% with respect to the Distribution Date in period 61, plus an additional 1/12th of 0.60% for each month thereafter
Period 73 - Period 84             2.20% with respect to the Distribution Date in period 73, plus an additional 1/12th of 0.20% for each month thereafter
Period 85 and thereafter          2.40%

                      (PRELIMINARY AND SUBJECT TO REVISION)

ALLOCATION OF          The principal portion of realized losses on the Mortgage
REALIZED LOSSES        Loans will be allocated as follows: first, to the  excess
                       interest, second, to the O/C amount, until the O/C amount
                       is reduced to zero; and, third, to the Class B
                       Certificates in reverse order of their numerical class
                       designation until the respective certificate principal
                       balance of each such class has been reduced to zero; and
                       fourth, to the Class M Certificates in reverse order of
                       their numerical class designation until the respective
                       certificate principal balance of each such class has been
                       reduced to zero. Realized losses are NOT allocated to the
                       Class A Certificates after the certificate principal
                       balance of each class of the Subordinate Certificates has
                       been reduced to zero.

PROSPECTUS             The Certificates will be described in more detail in a
                       Prospectus which includes a Prospectus Supplement
                       (together, the "Prospectus"). Complete information with
                       respect to the Certificates and the Mortgage Loans will
                       be contained in the Prospectus.

MORTGAGE LOAN          The following tables describe the Mortgage Loans and the
TABLES                 related mortgaged properties as of the Cut-Off Date.
                       The sum of the columns below may not equal the total
                       indicated due to rounding.

   Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.
                                                                              14

[MERRILL LYNCH LOGO]   FREE WRITING PROSPECTUS FOR
                       MERRILL LYNCH MORTGAGE INVESTORS, INC.,MANA 2007-OAR1
                       MORTGAGE LOAN TABLES

                     AGGREGATE MORTGAGE LOAN CHARACTERISTICS

Aggregate Outstanding Principal Balance                              $435,523,920
Aggregate Original Principal Balance                                 $435,666,291
Number of Mortgage Loans                                                    1,273

                                                    MINIMUM             MAXIMUM               AVERAGE (1)
                                                    -------             -------               -----------
Original Principal Balance                         $62,000            $2,100,000               $342,236
Outstanding Principal Balance                      $23,517            $2,110,564               $342,124

                                                    MINIMUM             MAXIMUM           WEIGHTED AVERAGE (2)
                                                    -------             -------           --------------------
Original Term (mos)                                   360                  480                     364
Stated remaining Term (mos)                           355                  479                     362
Loan Age (mos)                                          1                    5                       2
Current Interest Rate                               1.000%              11.750%                  7.308%
Initial Interest Rate Cap (4)                       5.000%               5.000%                  5.000%
Periodic Rate Cap (4)                               1.000%               1.000%                  1.000%
Gross Margin                                        2.250%               6.850%                  2.659%
Maximum Mortgage Rate                              10.875%              16.440%                 12.041%
Minimum Mortgage Rate                               2.250%               6.850%                  2.659%
Months to Roll                                          1                  119                      48
Original Loan-to-Value                              15.10%               95.00%                  74.81%
Combined Loan-to-Value                              15.10%              100.00%                  77.89%
Credit Score (3)                                      605                  819                     715

                                                   EARLIEST              LATEST
                                                  ----------          ----------
Maturity Date                                     09/01/2036          01/01/2047

                                                  PERCENT OF                                  PERCENT OF
LIEN POSITION                                   MORTGAGE POOL   YEAR OF ORIGINATION          MORTGAGE POOL
1st Lien                                           100.00%             2006                       100.00%

OCCUPANCY                                                       LOAN PURPOSE
Primary                                                 87.31%  Purchase                                13.28%
Second Home                                              2.73%  Refinance - Rate/Term                   23.50%
Investment                                               9.96%  Refinance - Cashout                     63.22%

Loan Type                                                       PROPERTY TYPE
ARM                                                    100.00%  Single Family                           70.76%
                                                                Condominium                              7.21%
                                                                Planned Unit
AMORTIZATION TYPE                                               Development                             19.14%
Fully Amortizing                                        16.45%  Two- to Four-Family                      2.71%
Interest Only                                           79.28%  Townhouse                                0.18%
30/40 Balloon                                            4.27%

(1)   Sum of Principal Balance divided by total number of loans.

(2)   Weighted by Outstanding Principal Balance.

(3)   Minimum and Weighting only for loans with scores.

(4)   Non-zero Minimum

   Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.
                                       15

[MERRILL LYNCH LOGO]   FREE WRITING PROSPECTUS FOR
                       MERRILL LYNCH MORTGAGE INVESTORS, INC.,MANA 2007-OAR1
                       MORTGAGE LOAN TABLES

MORTGAGE RATES

                     NUMBER    AGGREGATE                          WEIGHTED    AVERAGE    WEIGHTED      WEIGHTED
                      OF      PRINCIPAL     PERCENT OF  WEIGHTED  AVERAGE   PRINCIPAL    AVERAGE      AVERAGE      PERCENT
RANGE OF            MORTGAGE    BALANCE      MORTGAGE   AVERAGE   CREDIT     BALANCE    ORIGINAL      DEBT-TO-      FULL     PERCENT
MORTGAGE RATES       LOANS    OUTSTANDING    POOL (%)  COUPON (%)  SCORE   OUTSTANDING   LTV (%)     INCOME (%)    DOC (%)    IO (%)
--------------       -----    -----------    --------  ----------  -----   -----------   -------     ----------    -------    ------
                                  ($)                                          ($)
5.500% or less              2       898,000     0.21      1.758     643        449,000     78.83         39.00       0.00      0.00

5.501% to 6.000%           49    14,835,573     3.41      5.928     737        302,767     67.36         38.08      47.84    100.00

6.001% to 6.500%          168    56,202,252    12.90      6.401     729        334,537     71.84         35.58      47.00    100.00

6.501% to 7.000%          490   155,880,788    35.79      6.822     726        318,124     73.99         36.32      37.64    100.00

7.001% to 7.500%          262    86,560,765    19.88      7.295     722        330,385     75.64         35.32      28.77    100.00

7.501% to 8.000%           70    26,776,705     6.15      7.753     713        382,524     76.35         35.69       7.79     95.11

8.001% to 8.500%           71    24,662,508     5.66      8.372     690        347,359     78.90         39.71       0.00     25.67

8.501% to 9.000%           86    37,130,954     8.53      8.688     684        431,755     77.24         38.92       0.00      0.00

9.001% to 9.500%           70    30,356,376     6.97      9.201     669        433,663     77.80         39.86       1.26      0.00

9.501% to 10.000%           4     1,548,000     0.36      9.657     669        387,000     78.02          0.00       0.00      0.00

11.501% to 12.000%          1       672,000     0.15     11.750     659        672,000     80.00         38.00       0.00      0.00

TOTAL:                  1,273   435,523,920   100.00      7.308     715        342,124     74.81         36.21      27.45     79.28

As of the Cut-off Date, Mortgage Rates borne by the Mortgage Loans ranged from 1.000% per annum to 11.750% per annum and the weighted average Mortgage Rate of the Mortgage Loans was approximately 7.308% per annum.

Remaining Months to Stated Maturity

                          NUMBER   AGGREGATE                        WEIGHTED    AVERAGE   WEIGHTED    WEIGHTED
                            OF     PRINCIPAL  PERCENT OF  WEIGHTED   AVERAGE   PRINCIPAL   AVERAGE    AVERAGE      PERCENT
RANGE OF                 MORTGAGE   BALANCE    MORTGAGE   AVERAGE    CREDIT     BALANCE   ORIGINAL    DEBT-TO-      FULL     PERCENT
REMAINING TERMS (MONTHS)  LOANS   OUTSTANDING  POOL (%)  COUPON (%)   SCORE   OUTSTANDING  LTV (%)   INCOME (%)    DOC (%)    IO (%)
------------------------  -----   -----------  --------  ----------   -----   -----------  -------   ----------    -------    ------
                                      ($)                                         ($)
349 to 360                 1,238  420,150,125    96.47       7.318   715          339,378    74.90       36.32      27.76     78.52

469 to 480                    35   15,373,795     3.53       7.033   719          439,251    72.47       33.94      19.05    100.00

Total:                     1,273  435,523,920   100.00       7.308   715          342,124    74.81       36.21      27.45     79.28

As of the Cut-off Date, the remaining term to stated maturity of the Mortgage Loans ranged from 355 months to 479 months and the weighted average term to stated maturity of the Mortgage Loans was approximately 362 months.

   Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                      FREE WRITING PROSPECTUS FOR
                      MERRILL LYNCH MORTGAGE INVESTORS, INC.,MANA 2007-OAR1 [MERRILL LYNCH LOGO] MORTGAGE LOAN TABLES

ORIGINAL MORTGAGE LOAN PRINCIPAL BALANCES

                                                                                 AVERAGE
                         NUMBER    AGGREGATE                          WEIGHTED  PRINCIPAL  WEIGHTED  WEIGHTED
RANGE OF ORIGINAL          OF      PRINCIPAL    PERCENT OF  WEIGHTED   AVERAGE   BALANCE   AVERAGE   AVERAGE    PERCENT
 MORTGAGE LOAN          MORTGAGE    BALANCE      MORTGAGE   AVERAGE    CREDIT  OUTSTANDING ORIGINAL  DEBT-TO-     FULL    PERCENT
PRINCIPAL BALANCES       LOANS   OUTSTANDING($)  POOL (%)  COUPON (%)   SCORE       ($)     LTV (%) INCOME (%)  DOC (%)   IO (%)
------------------      -------- -------------- ---------- ---------- --------  ---------- -------- ---------- --------   -------
$50,001 to $100,000         35       2,887,960      0.66      6.966      719        82,513   62.98     33.92     66.18     97.38
$100,001 to $150,000       124      15,650,444      3.59      6.856      717       126,213   74.52     34.53     68.89     97.49
$150,001 to $200,000       165      28,691,475      6.59      6.985      718       173,888   74.83     36.02     44.30     94.51
$200,001 to $250,000       161      36,097,445      8.29      7.035      717       224,208   73.53     36.81     45.36     87.94
$250,001 to $300,000       162      44,462,258     10.21      7.293      715       274,458   75.94     36.01     34.44     79.52
$300,001 to $350,000       120      38,784,326      8.91      7.415      713       323,203   77.92     36.25     25.85     78.70
$350,001 to $400,000       119      44,677,691     10.26      7.432      711       375,443   76.11     37.78     22.78     72.19
$400,001 to $450,000        86      36,565,966      8.40      7.453      710       425,186   74.91     36.39     16.25     77.90
$450,001 to $500,000        87      41,311,393      9.49      7.435      716       474,844   76.18     36.49     18.43     74.75
$500,001 to $550,000        58      30,457,055      6.99      7.534      714       525,122   76.85     35.86     22.66     70.72
$550,001 to $600,000        48      27,866,100      6.40      7.326      713       580,544   75.70     38.21     25.02     73.15
$600,001 to $650,000        34      21,485,573      4.93      7.415      717       631,929   75.11     33.03     11.37     76.66
$650,001 to $700,000         8       5,374,370      1.23      7.840      693       671,796   78.32     36.68     12.65     24.93
$700,001 to $750,000        14       9,935,605      2.28      7.575      714       709,686   72.97     38.99     19.47     70.66
$750,001 to $800,000        14      10,874,571      2.50      7.043      720       776,755   66.67     37.62     28.99     85.93
$800,001 to $850,000         4       3,339,813      0.77      7.536      732       834,953   73.39     31.10      0.00     74.74
$850,001 to $900,000         7       6,185,494      1.42      7.385      722       883,642   72.02     33.83     29.06     86.06
$900,001 to $950,000         7       6,546,948      1.50      7.032      728       935,278   69.73     37.71     28.55     85.89
$950,001 to $1,000,000      10       9,940,466      2.28      7.184      712       994,047   73.43     36.21     29.82     80.15
$1,000,001 or greater       10      14,388,968      3.30      7.115      739     1,438,897   65.13     33.20      0.00     92.72
TOTAL:                   1,273     435,523,920    100.00      7.308      715       342,124   74.81     36.21     27.45     79.28

As of the Cut-off Date, the outstanding principal balances of the Mortgage Loans ranged from approximately $23,517 to approximately $2,110,564 and the average outstanding principal balance of the Mortgage Loans was approximately $342,124.

PRODUCT TYPES

                                                                                 AVERAGE
                         NUMBER    AGGREGATE                          WEIGHTED  PRINCIPAL  WEIGHTED  WEIGHTED
                           OF      PRINCIPAL    PERCENT OF  WEIGHTED   AVERAGE   BALANCE   AVERAGE   AVERAGE    PERCENT
                        MORTGAGE    BALANCE      MORTGAGE   AVERAGE    CREDIT  OUTSTANDING ORIGINAL  DEBT-TO-     FULL    PERCENT
PRODUCT TYPES            LOANS   OUTSTANDING($)  POOL (%)  COUPON (%)   SCORE       ($)     LTV (%) INCOME (%)  DOC (%)   IO (%)
----------------------- -------- -------------- ---------- ---------- --------  ---------- -------- ---------- --------   -------
One Month MTA ARM           59      21,890,178      5.03      9.079      672      371,020    77.85     39.61      1.75      0.00
One Month MTA
(40 Year Amort)             13       6,443,173      1.48      9.479      679      495,629    78.39     40.18      0.00      0.00
One Year MTA ARM           104      43,508,463      9.99      8.638      679      418,351    77.63     39.27      0.00      0.00
One Year MTA ARM
(40 Year Amort)             27      11,564,268      2.66      8.759      684      428,306    77.34     40.00      0.00      0.00
2/28 MTA ARM                 5       2,069,605      0.48      8.624      692      413,921    80.50     44.00      0.00      0.00
2/28 MTA ARM
(40 year Amort)              2         600,000      0.14      8.625      732      300,000    65.78     35.60      0.00      0.00
3/27 MTA ARM                 7       3,203,253      0.74      7.215      647      457,608    79.03     38.89      0.00      0.00
5/25 MTA ARM                 2         539,400      0.12      8.723      700      269,700    86.49      0.00      0.00      0.00
One Month LIBOR ARM          1         430,318      0.10      7.625      772      430,318    68.80     43.00    100.00      0.00
5/25 LIBOR ARM           1,050     344,198,216     79.03      6.927      725      327,808    74.04     35.99     34.50    100.00
7/23 LIBOR ARM               2         864,500      0.20      7.091      721      432,250    75.22     34.54      0.00    100.00
10/20 LIBOR ARM              1         212,546      0.05      7.375      714      212,546    80.00     32.00      0.00    100.00
TOTAL:                   1,273     435,523,920    100.00      7.308      715      342,124    74.81     36.21     27.45     79.28

   Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                      FREE WRITING PROSPECTUS FOR
                      MERRILL LYNCH MORTGAGE INVESTORS, INC.,MANA 2007-OAR1 [MERRILL LYNCH LOGO] MORTGAGE LOAN TABLES

AMORTIZATION TYPE

                                                                                 AVERAGE
                         NUMBER    AGGREGATE                          WEIGHTED  PRINCIPAL  WEIGHTED  WEIGHTED
                           OF      PRINCIPAL    PERCENT OF  WEIGHTED   AVERAGE   BALANCE   AVERAGE   AVERAGE    PERCENT
                        MORTGAGE    BALANCE      MORTGAGE   AVERAGE    CREDIT  OUTSTANDING ORIGINAL  DEBT-TO-     FULL    PERCENT
AMORTIZATION TYPE        LOANS   OUTSTANDING($)  POOL (%)  COUPON (%)   SCORE       ($)     LTV (%) INCOME (%)  DOC (%)   IO (%)
----------------------- -------- -------------- ---------- ---------- --------  ---------- -------- ---------- --------   -------
Fully Amortizing            178    71,641,217      16.45      8.703     677       402,479    77.86     39.54      1.14     0.00
Balloon                      42    18,607,441       4.27      9.004     684       443,034    77.33     39.48      0.00     0.00
120 Month Interest-Only   1,053   345,275,262      79.28      6.927     725       327,897    74.05     35.98     34.39   100.00
TOTAL:                    1,273   435,523,920     100.00      7.308     715       342,124    74.81     36.21     27.45    79.28

ADJUSTMENT TYPE

                                                                                 AVERAGE
                         NUMBER    AGGREGATE                          WEIGHTED  PRINCIPAL  WEIGHTED  WEIGHTED
                           OF      PRINCIPAL    PERCENT OF  WEIGHTED   AVERAGE   BALANCE   AVERAGE   AVERAGE    PERCENT
                        MORTGAGE    BALANCE      MORTGAGE   AVERAGE    CREDIT  OUTSTANDING ORIGINAL  DEBT-TO-     FULL    PERCENT
ADJUSTMENT TYPE           LOANS  OUTSTANDING($)  POOL (%)  COUPON (%)   SCORE       ($)     LTV (%) INCOME (%)  DOC (%)   IO (%)
----------------------- -------- -------------- ---------- ---------- --------  ---------- -------- ---------- --------   -------
ARM                       1,273   435,523,920     100.00      7.308     715        342,124    74.81     36.21    27.45     79.28
TOTAL:                    1,273   435,523,920     100.00      7.308     715        342,124    74.81     36.21    27.45     79.28

   Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                      FREE WRITING PROSPECTUS FOR
                      MERRILL LYNCH MORTGAGE INVESTORS, INC.,MANA 2007-OAR1 [MERRILL LYNCH LOGO] MORTGAGE LOAN TABLES

STATE DISTRIBUTIONS OF MORTGAGED PROPERTIES

                                                                                 AVERAGE
                         NUMBER    AGGREGATE                          WEIGHTED  PRINCIPAL  WEIGHTED  WEIGHTED
                           OF      PRINCIPAL    PERCENT OF  WEIGHTED   AVERAGE   BALANCE   AVERAGE   AVERAGE    PERCENT
GEOGRAPHIC              MORTGAGE    BALANCE      MORTGAGE   AVERAGE    CREDIT  OUTSTANDING ORIGINAL  DEBT-TO-     FULL    PERCENT
DISTRIBUTION              LOANS  OUTSTANDING($)  POOL (%)  COUPON (%)   SCORE       ($)     LTV (%) INCOME (%)  DOC (%)   IO (%)
----------------------- -------- -------------- ---------- ---------- --------  ---------- -------- ---------- --------   -------
Alabama                       5       997,607      0.23       6.661      714      199,521    84.69     32.78     23.15    100.00
Alaska                        3       742,251      0.17       6.712      683      247,417    79.79     30.02     41.06    100.00
Arizona                      70    23,588,948      5.42       7.116      719      336,985    72.90     34.66     21.74     86.91
California                  432   186,899,888     42.91       7.779      709      432,639    74.72     36.49     11.18     63.09
Colorado                     20     6,379,840      1.46       6.969      736      318,992    75.62     32.62     46.84     96.49
Connecticut                   8     2,444,953      0.56       6.890      723      305,619    76.25     41.95     67.95    100.00
Delaware                      4       774,557      0.18       6.746      717      193,639    66.79     29.73    100.00    100.00
District of Columbia          6     2,060,195      0.47       6.944      665      343,366    74.68     42.17     30.11     87.26
Florida                     103    27,259,349      6.26       7.050      718      264,654    73.79     35.99     38.41     84.16
Georgia                      29     8,072,793      1.85       6.752      724      278,372    71.84     36.16     49.44    100.00
Hawaii                       14     6,126,579      1.41       7.723      716      437,613    72.39     37.35      5.10     59.10
Idaho                         5     1,293,291      0.30       7.606      719      258,658    79.02     30.79     12.99     66.32
Illinois                     24     6,928,426      1.59       6.999      707      288,684    75.80     36.65     37.78     97.06
Indiana                       5       528,133      0.12       6.928      699      105,627    89.25     35.93     45.88    100.00
Iowa                          3       753,300      0.17       6.875      676      251,100    87.39     37.36     21.98    100.00
Kansas                        1       168,500      0.04       7.500      698      168,500    91.08     35.00    100.00    100.00
Kentucky                      3       646,700      0.15       7.058      711      215,567    88.92     41.01    100.00    100.00
Louisiana                     3       512,496      0.12       7.017      691      170,832    82.73     36.23     53.49    100.00
Maine                         5     1,106,863      0.25       6.467      725      221,373    77.23     36.70     22.42    100.00
Maryland                     47    16,664,446      3.83       6.917      720      354,563    74.60     35.00     39.23     94.74
Massachusetts                16     4,357,169      1.00       6.839      742      272,323    76.91     36.69     50.98    100.00
Michigan                     75    18,388,707      4.22       6.787      723      245,183    79.27     37.09     53.82    100.00
Minnesota                    11     4,481,331      1.03       6.502      734      407,394    62.01     35.79     73.33    100.00
Mississippi                   4       664,425      0.15       6.836      725      166,106    76.68     35.47     64.78    100.00
Missouri                     17     5,430,893      1.25       7.239      735      319,464    70.19     28.77     48.82    100.00
Montana                       1       254,950      0.06       7.000      650      254,950    80.94     39.00    100.00    100.00
Nebraska                      2       343,948      0.08       6.557      766      171,974    82.46     42.00    100.00    100.00
Nevada                       27     7,765,556      1.78       7.543      706      287,613    77.29     37.93     16.80     75.72
New Jersey                   53    20,101,011      4.62       6.743      708      379,264    75.60     37.78     48.47    100.00
New Mexico                   11     2,875,927      0.66       6.843      727      261,448    75.80     34.13     21.37    100.00
New York                     26     9,038,947      2.08       6.291      724      347,652    68.51     38.29     23.76     92.39
North Carolina               29     7,935,767      1.82       6.840      723      273,647    76.27     37.54     54.64     86.87
Ohio                          6     1,487,303      0.34       6.508      718      247,884    74.54     34.04     13.52    100.00
Oklahoma                      2       250,506      0.06       7.069      755      125,253    85.10     24.92      0.00    100.00
Oregon                       21     6,433,062      1.48       7.518      716      306,336    77.20     35.91     23.66     67.97
Pennsylvania                 22     4,582,487      1.05       6.773      729      208,295    75.36     34.52     71.45    100.00
Rhode Island                  2       352,964      0.08       6.720      737      176,482    69.17     35.63     41.29    100.00
South Carolina               10     3,398,343      0.78       6.806      717      339,834    72.94     41.87     65.44    100.00
South Dakota                  2       276,214      0.06       6.750      666      138,107    80.31     36.70     43.20    100.00
Tennessee                    11     2,832,750      0.65       6.868      743      257,523    83.11     40.12     39.48    100.00
Texas                        13     2,911,646      0.67       6.767      697      223,973    83.59     34.74     60.39    100.00
Utah                         18     5,346,665      1.23       7.011      738      297,037    74.59     36.27     44.28     96.22
Virginia                     58    17,853,861      4.10       6.914      721      307,825    74.83     37.10     36.85     88.85
Washington                   36    12,623,256      2.90       7.167      726      350,646    75.86     32.86     29.75     88.25
West Virginia                 4       526,758      0.12       6.482      713      131,689    70.70     40.53    100.00    100.00
Wisconsin                     4       433,012      0.10       6.523      713      108,253    70.61     27.85     31.41    100.00
Wyoming                       2       627,350      0.14       6.500      749      313,675    62.47     39.49     24.28    100.00
TOTAL:                    1,273   435,523,920    100.00       7.308      715      342,124    74.81     36.21     27.45     79.28

No more than approximately 0.72% of the Mortage Lonas will be secured by mortgaged properties located in any one zip code.

   Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

[MERRILL LYNCH LOGO]      FREE WRITING PROSPECTUS FOR
                          MERRILL LYNCH MORTGAGE INVESTORS, INC.,MANA 2007-OAR1
                          MORTGAGE LOAN TABLES

ORIGINAL LOAN-TO-VALUE RATIOS

                      NUMBER   AGGREGATE                             WEIGHTED     AVERAGE      WEIGHTED  WEIGHTED
                        OF     PRINCIPAL       PERCENT OF  WEIGHTED   AVERAGE    PRINCIPAL      AVERAGE  AVERAGE   PERCENT
RANGE OF ORIGINAL    MORTGAGE   BALANCE         MORTGAGE   AVERAGE    CREDIT      BALANCE      ORIGINAL  DEBT-TO-   FULL   PERCENT
LOAN-TO-VALUE RATIOS   LOANS  OUTSTANDING ($)   POOL (%)  COUPON (%)   SCORE   OUTSTANDING ($)  LTV (%) INCOME (%) DOC (%)  IO (%)
-------------------- -------- --------------- ----------- ---------- --------  --------------- -------- ---------- ------- -------
50.00% or less            84     20,088,662        4.61      6.829      751        239,151       42.58     34.33    41.38    94.93
50.01% to 55.00%          30      7,624,510        1.75      6.858      748        254,150       52.54     35.87    44.67    98.03
55.01% to 60.00%          49     19,260,738        4.42      6.806      751        393,076       57.78     35.02    42.80    92.11
60.01% to 65.00%          63     25,290,946        5.81      7.119      723        401,444       63.12     34.31    23.88    85.87
65.01% to 70.00%          89     34,381,956        7.89      7.019      732        386,314       67.90     35.38    27.33    87.78
70.01% to 75.00%         161     65,610,338       15.06      7.225      715        407,518       73.80     36.67    21.44    83.30
75.01% to 80.00%         569    206,984,779       47.53      7.617      706        363,769       79.46     35.73    20.47    68.86
80.01% to 85.00%          43     13,025,064        2.99      6.684      708        302,908       83.54     40.18    57.58   100.00
85.01% to 90.00%         137     32,997,366        7.58      6.944      706        240,857       89.09     39.25    44.76    92.48
90.01% to 95.00%          48     10,259,562        2.36      7.227      707        213,741       94.13     38.26    53.29    81.66
TOTAL:                 1,273    435,523,920      100.00      7.308      715        342,124       74.81     36.21    27.45    79.28

As of the Cut-off Date, the Original Loan-to-Value Ratios of the Mortgage Loans ranged from 15.10% to 95.00%.

COMBINED LOAN-TO-VALUE RATIOS

                      NUMBER    AGGREGATE                            WEIGHTED     AVERAGE      WEIGHTED  WEIGHTED
                        OF      PRINCIPAL     PERCENT OF   WEIGHTED   AVERAGE    PRINCIPAL      AVERAGE  AVERAGE   PERCENT
RANGE OF COMBINED    MORTGAGE    BALANCE       MORTGAGE     AVERAGE   CREDIT      BALANCE      ORIGINAL  DEBT-TO-   FULL   PERCENT
LOAN-TO-VALUE RATIOS   LOANS  OUTSTANDING ($)  POOL (%)   COUPON (%)   SCORE   OUTSTANDING ($)  LTV (%) INCOME (%) DOC (%)  IO (%)
-------------------- -------- --------------- ----------- ---------- --------  --------------- -------- ---------- ------- -------
50.00% or less            84     20,088,662        4.61      6.829      751         239,151      42.58     34.33    41.38    94.93
50.01% to 55.00%          30      7,624,510        1.75      6.858      748         254,150      52.54     35.87    44.67    98.03
55.01% to 60.00%          47     17,063,446        3.92      6.745      750         363,052      58.05     35.33    43.05    91.09
60.01% to 65.00%          56     19,714,496        4.53      6.907      728         352,045      63.25     33.97    30.63    94.61
65.01% to 70.00%          85     31,847,405        7.31      6.941      734         374,675      67.35     35.28    29.51    92.01
70.01% to 75.00%         149     60,499,589       13.89      7.087      718         406,038      73.17     36.57    23.98    88.14
75.01% to 80.00%         336    116,497,381       26.75      7.273      713         346,718      79.05     35.86    28.18    80.84
80.01% to 85.00%          61     21,939,331        5.04      7.055      710         359,661      80.12     38.33    45.51    91.15
85.01% to 90.00%         323    111,122,854       25.51      7.850      696         344,034      81.79     37.41    18.83    54.97
90.01% to 95.00%          66     16,939,299        3.89      7.306      716         256,656      88.06     36.76    38.50    85.37
95.01% to 100.00%         36     12,186,946        2.80      7.732      716         338,526      79.70     38.24     2.49   100.00
TOTAL:                 1,273    435,523,920      100.00      7.308      715         342,124      74.81     36.21    27.45    79.28

As of the Cut-off Date, the Combined Loan-to-Value Ratios of the Mortgage Loans ranged from 15.10% to 100.00% and the weighted average Combined Loan-to-Value Ratio for Mortgage Loans was approximately 77.89%. This table was calculated using the Combined Loan-to-Value Ratio for Mortgage Loans that are in a first lien position with subordinate financing. Approximately 25.78% of the Mortgage Loans are in a first lien position with subordinate financing and the weighted average Combined Loan-to-Value Ratio for such Mortgage Loans was approximately 89.59%.

   Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

[MERRILL LYNCH LOGO]      FREE WRITING PROSPECTUS FOR
                          MERRILL LYNCH MORTGAGE INVESTORS, INC.,MANA 2007-OAR1
                          MORTGAGE LOAN TABLES

DEBT-TO-INCOME RATIOS

                      NUMBER     AGGREGATE                           WEIGHTED     AVERAGE      WEIGHTED  WEIGHTED
                        OF       PRINCIPAL    PERCENT OF   WEIGHTED  AVERAGE     PRINCIPAL      AVERAGE  AVERAGE   PERCENT
RANGE OF DEBT-TO-    MORTGAGE     BALANCE      MORTGAGE    AVERAGE    CREDIT      BALANCE      ORIGINAL  DEBT-TO-    FULL  PERCENT
INCOME RATIOS          LOANS  OUTSTANDING ($)  POOL (%)   COUPON (%)  SCORE    OUTSTANDING ($)  LTV (%) INCOME (%) DOC (%)  IO (%)
-------------------- -------- --------------- ----------- ---------- --------  --------------- -------- ---------- ------- -------
20.00% or less           261    104,588,312       24.01      8.300      692         400,722      77.02     16.79     4.06   34.68
20.01% to 25.00%          73     23,534,414        5.40      6.944      735         322,389      69.38     23.58    34.34   97.09
25.01% to 30.00%         120     36,879,058        8.47      6.990      739         307,325      71.65     28.18    35.09   96.78
30.01% to 35.00%         210     71,403,056       16.39      7.018      724         340,015      73.14     33.38    28.27   96.53
35.01% to 40.00%         272     89,905,161       20.64      7.069      717         330,534      74.95     38.24    29.56   92.49
40.01% to 45.00%         319    102,090,308       23.44      6.909      717         320,032      75.91     43.10    43.17   90.59
45.01% to 50.00%          13      5,750,261        1.32      7.150      735         442,328      75.27     47.65    40.85   85.25
50.01% to 55.00%           5      1,373,351        0.32      7.624      709         274,670      79.77     52.42    81.36   72.11
TOTAL:                 1,273    435,523,920      100.00      7.308      715         342,124      74.81     36.21    27.45   79.28

As of the Cut-off Date, the Debt-to-Income Ratios of the Mortgage Loans ranged from 9.00% to 55.00% and the weighted average Debt-to-Income Ratio for Mortgage Loans with Debt-to-Income Ratios was approximately 36.21%.

LOAN PURPOSE

                      NUMBER    AGGREGATE                            WEIGHTED      AVERAGE     WEIGHTED  WEIGHTED
                        OF      PRINCIPAL     PERCENT OF   WEIGHTED  AVERAGE      PRINCIPAL     AVERAGE  AVERAGE   PERCENT
                     MORTGAGE    BALANCE       MORTGAGE     AVERAGE  CREDIT        BALANCE     ORIGINAL  DEBT-TO-   FULL   PERCENT
LOAN PURPOSE           LOANS  OUTSTANDING ($)  POOL (%)   COUPON (%)  SCORE    OUTSTANDING ($)  LTV (%) INCOME (%) DOC (%)  IO (%)
-------------------- -------- --------------- ----------- ---------- --------  --------------- -------- ---------- ------- -------
Refinance - Cashout      797    275,326,000       63.22      7.338      715         345,453      73.21     36.38    29.25   77.18
Refinance -
  Rate Term              310    102,361,743       23.50      7.239      714         330,199      77.00     36.14    26.82   83.02
Purchase                 166     57,836,177       13.28      7.287      720         348,411      78.56     35.40    20.03   82.64
TOTAL:                 1,273    435,523,920      100.00      7.308      715         342,124      74.81     36.21    27.45   79.28

PROPERTY TYPE

                      NUMBER     AGGREGATE                           WEIGHTED      AVERAGE     WEIGHTED  WEIGHTED
                        OF       PRINCIPAL    PERCENT OF  WEIGHTED   AVERAGE      PRINCIPAL     AVERAGE  AVERAGE   PERCENT
                     MORTGAGE     BALANCE      MORTGAGE    AVERAGE   CREDIT        BALANCE     ORIGINAL  DEBT-TO-   FULL   PERCENT
PROPERTY TYPE          LOANS  OUTSTANDING ($)  POOL (%)   COUPON (%) SCORE     OUTSTANDING ($)  LTV (%) INCOME (%) DOC (%)  IO (%)
-------------------- -------- --------------- ----------- ---------- --------  --------------- -------- ---------- ------- -------
Single Family            900    308,184,917      70.76       7.344      713         342,428      74.89     36.26     27.94   77.03
Planned Unit
  Development            228     83,349,439      19.14       7.175      721         365,568      74.79     35.74     27.63   86.78
Condominium              108     31,403,219       7.21       7.321      723         290,771      74.61     36.25     23.14   80.45
Two- to Four-Family       32     11,794,911       2.71       7.321      710         368,591      73.06     38.08     20.05   80.48
Townhouse                  5        791,434       0.18       6.737      702         158,287      82.42     39.24    100.00  100.00
TOTAL:                 1,273    435,523,920     100.00       7.308      715         342,124      74.81     36.21     27.45   79.28

   Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

[MERRILL LYNCH LOGO]      FREE WRITING PROSPECTUS FOR
                          MERRILL LYNCH MORTGAGE INVESTORS, INC.,MANA 2007-OAR1
                          MORTGAGE LOAN TABLES

DOCUMENTATION

                      NUMBER     AGGREGATE                           WEIGHTED      AVERAGE     WEIGHTED  WEIGHTED
                        OF       PRINCIPAL    PERCENT OF  WEIGHTED   AVERAGE      PRINCIPAL     AVERAGE  AVERAGE   PERCENT
QUICKEN UNDERWRITING MORTGAGE     BALANCE      MORTGAGE    AVERAGE    CREDIT       BALANCE     ORIGINAL  DEBT-TO-   FULL   PERCENT
GUIDELINES             LOANS  OUTSTANDING ($)   POOL (%)  COUPON (%)  SCORE    OUTSTANDING ($)  LTV (%) INCOME (%) DOC (%)  IO (%)
-------------------- -------- --------------- ----------- ---------- --------  --------------- -------- ---------- ------- -------
Stated Income/
Verified Assets         314     101,409,476       23.28      6.750      724        322,960       74.33     37.70      0.00  100.00
Full Documentation      346      89,080,652       20.45      6.735      725        257,459       73.91     37.94    100.00   99.52
   SUB-TOTAL:           660     190,490,128       43.74      6.743      724        288,621       74.13     37.81     46.76   99.77

ALLIANCE UNDERWRITING GUIDELINES

No Ratio - No
 Income/Verified
 Assets                 102      43,922,568       10.08      8.737      667        430,613       78.35      0.00      0.00    0.00
No Documentation -
 No Income/Stated
 Assets                  57      24,395,470        5.60      8.922      695        427,991       77.27      0.00      0.00    0.00
Stated Income/Stated
 Assets                  59      21,117,218        4.85      8.661      681        357,919       77.20     39.25      0.00    0.00
Full Documentation        1         383,085        0.09      9.125      624        383,085       80.00     51.00    100.00    0.00
   SUB-TOTAL:           219      89,818,341       20.62      8.771      678        410,129       77.79     39.45      0.43    0.00

FLAGSTAR UNDERWRITING GUIDELINES

Stated Income/
Verified Assets          89      40,210,113        9.23      6.963      724        451,799       72.71     30.33      0.00  100.00
Full Documentation       81      24,864,825        5.71      6.860      728        306,973       73.99     32.20    100.00  100.00
Stated Income/Stated
 Assets                   9       4,127,313        0.95      7.055      761        458,590       67.01     33.62      0.00  100.00
No Income
 Verification             3       1,478,617        0.34      7.111      749        492,872       75.62     26.06      0.00  100.00
   SUB-TOTAL:           182      70,680,868       16.23      6.935      728        388,356       72.89     31.09     35.18  100.00

PAUL FINANCIAL UNDERWRITING GUIDELINES

No Income
 Verification            99      44,670,774       10.26      7.242      730        451,220       74.17     35.23      0.00  100.00
Full Documentation        5       1,886,700        0.43      7.389      713        377,340       77.07     33.51    100.00  100.00
No Ratio                  4       1,164,881        0.27      7.280      765        291,220       56.81     35.09      0.00  100.00
   SUB-TOTAL:           108      47,722,354       10.96      7.249      730        441,874       73.86     35.15      3.95  100.00

COMUNITY LENDING UNDERWRITING GUIDELINES

No Ratio                 35      13,579,983        3.12      7.486      726        388,000       74.83      0.00      0.00  100.00
No Income/Verified
 Assets                  28      10,080,653        2.31      7.811      711        360,023       77.91      0.00      0.00  100.00
Stated Income            23       7,697,275        1.77      7.236      710        334,664       76.83     38.64      0.00  100.00
Full Documentation       10       3,350,499        0.77      6.969      728        335,050       74.59     38.69    100.00  100.00
Alternative               6       1,912,395        0.44      7.095      716        318,733       73.15     40.26      0.00  100.00
Stated Income/Stated
 Assets                   1         101,600        0.02      8.000      688        101,600       80.00     35.00      0.00  100.00
No Documentation          1          89,824        0.02      7.750      670         89,824       80.00      0.00      0.00  100.00
   SUB-TOTAL:           104      36,812,229        8.45      7.458      718        353,964       76.01     38.86      9.10  100.00
TOTAL:                1,273     435,523,920      100.00      7.308      715        342,124       74.81     36.21     27.45   79.28

   Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

[MERRILL LYNCH LOGO]      FREE WRITING PROSPECTUS FOR
                          MERRILL LYNCH MORTGAGE INVESTORS, INC.,MANA 2007-OAR1
                          MORTGAGE LOAN TABLES

OCCUPANCY

                      NUMBER     AGGREGATE                           WEIGHTED      AVERAGE     WEIGHTED WEIGHTED
                        OF       PRINCIPAL    PERCENT OF   WEIGHTED  AVERAGE      PRINCIPAL     AVERAGE AVERAGE    PERCENT
                     MORTGAGE     BALANCE      MORTGAGE     AVERAGE  CREDIT        BALANCE     ORIGINAL DEBT-TO-    FULL   PERCENT
OCCUPANCY              LOANS  OUTSTANDING ($)  POOL (%)   COUPON (%)  SCORE    OUTSTANDING ($)  LTV (%) INCOME (%) DOC (%) IO (%)
-------------------- -------- --------------- ----------- ---------- --------  --------------- -------- ---------- ------- -------
Primary                1,076     380,266,054      87.31      7.333      714        353,407       74.98    36.21     27.58   77.58
Investment               155      43,389,757       9.96      7.208      726        279,934       73.64    35.84     24.48   91.49
Second Home               42      11,868,109       2.73      6.894      727        282,574       73.72    37.70     34.34   88.91
TOTAL:                 1,273     435,523,920     100.00      7.308      715        342,124       74.81    36.21     27.45   79.28

The information set forth above with respect to occupancy is based upon representations of the related mortgagors at the time of origination.

MORTGAGE LOANS AGE SUMMARY

                      NUMBER     AGGREGATE                           WEIGHTED      AVERAGE     WEIGHTED WEIGHTED
                        OF       PRINCIPAL    PERCENT OF   WEIGHTED  AVERAGE      PRINCIPAL     AVERAGE AVERAGE    PERCENT
MORTGAGE LOANS AGE   MORTGAGE     BALANCE      MORTGAGE     AVERAGE  CREDIT        BALANCE     ORIGINAL DEBT-TO-    FULL   PERCENT
(MONTHS)               LOANS  OUTSTANDING ($)  POOL (%)   COUPON (%)  SCORE    OUTSTANDING ($)  LTV (%) INCOME (%) DOC (%) IO (%)
-------------------- -------- --------------- ----------- ---------- --------  --------------- -------- ---------- ------- -------
1                        341     117,389,129      26.95      7.048      721         344,250      74.43    36.58     22.34    96.56
2                        456     158,725,089      36.44      7.957      700         348,081      76.57    38.32     18.34    47.49
3                        399     128,523,171      29.51      6.818      726         322,113      73.04    35.32     40.69    98.51
4                         75      27,972,181       6.42      6.993      730         372,962      74.93    32.65     42.65    96.60
5                          2       2,914,351       0.67      7.112      700       1,457,175      71.97    34.72      0.00   100.00
TOTAL:                 1,273     435,523,920     100.00      7.308      715         342,124      74.81    36.21     27.45    79.28

As of the Cut-off Date, the weighted average age of the Mortgage Loans was approximately 2 months.

ORIGINAL PREPAYMENT PENALTY TERM

                      NUMBER     AGGREGATE                           WEIGHTED      AVERAGE     WEIGHTED WEIGHTED
                        OF       PRINCIPAL    PERCENT OF   WEIGHTED  AVERAGE      PRINCIPAL     AVERAGE AVERAGE    PERCENT
ORIGINAL PREPAYMENT  MORTGAGE     BALANCE      MORTGAGE     AVERAGE  CREDIT        BALANCE     ORIGINAL DEBT-TO-    FULL   PERCENT
PENALTY TERM           LOANS  OUTSTANDING ($)  POOL (%)   COUPON (%)  SCORE    OUTSTANDING ($)  LTV (%) INCOME (%) DOC (%) IO (%)
-------------------- -------- --------------- ----------- ---------- --------  --------------- -------- ---------- ------- -------
None                     853     265,206,700     60.89       6.844      725        310,911       73.81    36.46     40.64   99.49
6 Months                   3       1,529,800      0.35       8.584      743        509,933       65.06    40.26      0.00    0.00
12 Months                 92      41,938,947      9.63       7.229      714        455,858       74.79    33.77     14.32   78.10
24 Months                 46      19,519,119      4.48       8.756      680        424,329       77.80    40.11      0.00    1.84
36 Months                279     107,329,354     24.64       8.204      697        384,693       76.89    36.38      5.37   45.01
TOTAL:                 1,273     435,523,920    100.00       7.308      715        342,124       74.81    36.21     27.45   79.28

The weighted average prepayment penalty term at origination with respect to the Mortgage Loans having prepayment penalties is approximately 28 months.

   Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

[MERRILL LYNCH LOGO]      FREE WRITING PROSPECTUS FOR
                          MERRILL LYNCH MORTGAGE INVESTORS, INC.,MANA 2007-OAR1
                          MORTGAGE LOAN TABLES

CREDIT SCORES

                      NUMBER     AGGREGATE                           WEIGHTED      AVERAGE     WEIGHTED WEIGHTED
                        OF       PRINCIPAL    PERCENT OF   WEIGHTED  AVERAGE      PRINCIPAL     AVERAGE AVERAGE    PERCENT
RANGE OF             MORTGAGE     BALANCE      MORTGAGE     AVERAGE  CREDIT        BALANCE     ORIGINAL DEBT-TO-    FULL   PERCENT
CREDIT SCORES          LOANS  OUTSTANDING ($)  POOL (%)   COUPON (%)  SCORE    OUTSTANDING ($)  LTV (%) INCOME (%) DOC (%) IO (%)
-------------------- -------- --------------- ----------- ---------- --------  --------------- -------- ---------- ------- -------
605 to 625                16      4,718,612        1.08      8.042      621         294,913      81.39    41.39     41.32    45.29
626 to 650                97     29,845,534        6.85      8.070      639         307,686      78.25    38.44     20.85    31.05
651 to 675               190     63,485,387       14.58      7.804      665         334,134      77.71    38.04     24.22    56.12
676 to 700               241     86,133,939       19.78      7.368      688         357,402      76.96    36.74     20.91    78.43
701 to 725               191     63,999,292       14.69      7.180      713         335,075      75.91    35.88     25.62    85.79
726 to 750               200     78,300,217       17.98      7.163      738         391,501      74.39    34.74     25.28    91.24
751 to 775               171     58,702,782       13.48      6.923      764         343,291      70.91    36.24     34.66    95.69
776 to 800               128     39,099,696        8.98      6.863      786         305,466      69.56    35.17     41.78    97.59
801 to 819                39     11,238,460        2.58      7.025      806         288,166      65.51    36.23     45.60    89.08
TOTAL:                 1,273    435,523,920      100.00      7.308      715         342,124      74.81    36.21     27.45    79.28

The Credit Scores of the Mortgage Loans that were scored as of the Cut-off Date ranged from 605 to 819 and the weighted average Credit Score of the Mortgage Loans that were scored as of the Cut-off Date was approximately 715.

GROSS MARGINS

(EXCLUDES FIXED RATE MORTGAGE LOANS)

                      NUMBER     AGGREGATE                           WEIGHTED      AVERAGE     WEIGHTED WEIGHTED
                        OF       PRINCIPAL    PERCENT OF   WEIGHTED  AVERAGE      PRINCIPAL     AVERAGE AVERAGE    PERCENT
RANGE OF             MORTGAGE     BALANCE      MORTGAGE     AVERAGE  CREDIT        BALANCE     ORIGINAL DEBT-TO-    FULL   PERCENT
GROSS MARGINS          LOANS  OUTSTANDING ($)  POOL (%)   COUPON (%)  SCORE    OUTSTANDING ($)  LTV (%) INCOME (%) DOC (%) IO (%)
-------------------- -------- --------------- ----------- ---------- --------  --------------- -------- ---------- ------- -------
2.001% to 2.500%         946     297,983,226     68.42       6.877      724         314,993      74.07    36.13     39.36    99.86
2.501% to 3.000%         108      47,722,354     10.96       7.249      730         441,874      73.86    35.15      3.95   100.00
3.001% to 3.500%          26       9,335,906      2.14       8.159      683         359,073      77.16    39.87      0.00     0.00
3.501% to 4.000%         109      43,442,296      9.97       8.503      680         398,553      77.99    39.90      0.00     0.00
4.001% to 4.500%          79      34,820,139      8.00       9.172      674         440,761      77.65    38.09      1.10     0.00
4.501% to 5.000%           4       1,548,000      0.36       9.657      669         387,000      78.02     0.00      0.00     0.00
6.501% to 7.000%           1         672,000      0.15      11.750      659         672,000      80.00    38.00      0.00     0.00
TOTAL:                 1,273     435,523,920    100.00       7.308      715         342,124      74.81    36.21     27.45    79.28

As of the Cut-off Date, the Gross Margin for the Adjustable Rate Mortgage Loans ranged from 2.250% per annum to 6.850% per annum and the weighted average Gross Margin of the Adjustable Rate Mortgage Loans was approximately 2.659% per annum.

   Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

[MERRILL LYNCH LOGO]      FREE WRITING PROSPECTUS FOR
                          MERRILL LYNCH MORTGAGE INVESTORS, INC.,MANA 2007-OAR1
                          MORTGAGE LOAN TABLES

MAXIMUM MORTGAGE RATES
(EXCLUDES FIXED RATE MORTGAGE LOANS)

                      NUMBER     AGGREGATE                           WEIGHTED      AVERAGE     WEIGHTED WEIGHTED
                        OF       PRINCIPAL    PERCENT OF   WEIGHTED  AVERAGE      PRINCIPAL     AVERAGE AVERAGE    PERCENT
RANGE OF MAXIMUM     MORTGAGE     BALANCE      MORTGAGE     AVERAGE  CREDIT        BALANCE     ORIGINAL DEBT-TO-    FULL   PERCENT
MORTGAGE RATES         LOANS  OUTSTANDING ($)  POOL (%)   COUPON (%)  SCORE    OUTSTANDING ($)  LTV (%) INCOME (%) DOC (%) IO (%)
-------------------- -------- --------------- ----------- ---------- --------  --------------- -------- ---------- ------- -------
10.501% to 11.000%       107     38,316,532        8.80      7.888      702         358,098      73.64    38.59     20.65   38.72
11.001% to 11.500%       170     56,794,489       13.04      6.423      729         334,085      71.98    35.60     46.51   98.96
11.501% to 12.000%       503    160,571,261       36.87      6.895      724         319,227      74.11    36.32     36.55   97.08
12.001% to 12.500%       262     86,560,765       19.88      7.295      722         330,385      75.64    35.32     28.77  100.00
12.501% to 13.000%       179     74,145,954       17.02      8.361      690         414,223      76.86    36.62      2.23   34.35
13.001% to 13.500%        40     14,380,662        3.30      8.385      703         359,517      80.08    40.96      0.00   44.02
13.501% to 14.000%        10      4,214,858        0.97      7.608      660         421,486      78.10    36.87      0.00    0.00
15.501% to 16.000%         1        300,000        0.07      9.000      682         300,000      80.00     0.00      0.00    0.00
16.001% to 16.500%         1        239,400        0.05      8.375      722         239,400      94.62     0.00      0.00    0.00
TOTAL:                 1,273    435,523,920      100.00      7.308      715         342,124      74.81    36.21     27.45   79.28

As of the Cut-off Date, the Maximum Mortgage Rates for the Adjustable Rate Mortgage Loans ranged from 10.875% per annum to 16.440% per annum and the weighted average Maximum Mortgage Rate of the Adjustable Rate Mortgage Loans was approximately 12.041% per annum.

NEXT RATE ADJUSTMENT DATE
(EXCLUDES FIXED RATE MORTGAGE LOANS)

                      NUMBER     AGGREGATE                           WEIGHTED      AVERAGE     WEIGHTED WEIGHTED
                        OF       PRINCIPAL    PERCENT OF   WEIGHTED  AVERAGE      PRINCIPAL     AVERAGE AVERAGE    PERCENT
NEXT RATE            MORTGAGE     BALANCE      MORTGAGE     AVERAGE  CREDIT        BALANCE     ORIGINAL DEBT-TO-    FULL   PERCENT
ADJUSTMENT DATE        LOANS  OUTSTANDING ($)  POOL (%)   COUPON (%)  SCORE    OUTSTANDING ($)  LTV (%) INCOME (%) DOC (%) IO (%)
-------------------- -------- --------------- ----------- ---------- --------  --------------- -------- ---------- ------- -------
March 2007                73     28,763,669       6.60       9.147      675         394,023      77.84    40.10      2.83     0.00
December 2007            123     51,967,482      11.93       8.693      681         422,500      77.58    39.31      0.00     0.00
January 2008               8      3,105,250       0.71       8.163      669         388,156      77.34    41.19      0.00     0.00
December 2008              6      2,429,605       0.56       8.624      694         404,934      80.43    42.34      0.00     0.00
January 2009               1        240,000       0.06       8.625      772         240,000      44.44    29.00      0.00     0.00
December 2009              6      2,515,253       0.58       8.644      648         419,209      78.76    38.89      0.00     0.00
January 2010               1        688,000       0.16       1.990      643         688,000      80.00     0.00      0.00     0.00
September 2011             2      2,914,351       0.67       7.112      700       1,457,175      71.97    34.72      0.00   100.00
October 2011              73     27,020,166       6.20       6.942      731         370,139      74.93    32.49     42.56   100.00
November 2011            394    126,606,618      29.07       6.788      726         321,337      72.96    35.27     41.00   100.00
December 2011            255     75,917,648      17.43       6.985      725         297,716      75.22    38.02     38.35    99.29
January 2012             328    112,278,834      25.78       7.044      723         342,314      74.36    36.58     23.36   100.00
January 2014               2        864,500       0.20       7.091      721         432,250      75.22    34.54      0.00   100.00
January 2017               1        212,546       0.05       7.375      714         212,546      80.00    32.00      0.00   100.00
TOTAL:                 1,273    435,523,920     100.00       7.308      715         342,124      74.81    36.21     27.45    79.28

   Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

[MERRILL LYNCH LOGO]      FREE WRITING PROSPECTUS FOR
                          MERRILL LYNCH MORTGAGE INVESTORS, INC.,MANA 2007-OAR1
                          MORTGAGE LOAN TABLES

ASSUMED MORTGAGE LOAN CHARACTERISTICS(1)

                                                 NET    ORIGINAL REMAINING
 LOAN      ORIGINAL       CURRENT     MORTGAGE MORTGAGE   TERM     TERM
 NUMBER   BALANCE ($)    BALANCE ($)   RATE(%) RATE(%)  (MONTHS) (MONTHS)
------- -------------- -------------- -------- -------- -------- ---------
   1        384,000.00     384,000.00  8.625    8.250      360      358
   2        539,200.00     537,915.05  8.625    8.250      360      358
   3      1,702,100.00   1,701,604.59  8.705    8.330      360      358
   4        368,000.00     368,000.00  8.250    7.875      360      358
   5        600,000.00     600,000.00  8.625    8.250      360      358
   6        688,000.00     688,000.00  1.990    1.615      360      359
   7        384,000.00     384,000.00  8.625    8.250      360      358
   8      2,132,950.00   2,131,253.19  8.647    8.272      360      358
   9        239,400.00     239,400.00  8.375    8.000      360      358
  10        300,000.00     300,000.00  9.000    8.625      360      358
  11      1,667,700.00   1,666,908.83  8.871    8.496      360      358
  12      4,885,750.00   4,883,567.11  9.006    8.631      360      358
  13     15,173,700.00  15,171,702.42  9.135    8.760      360      358
  14        168,000.00     168,000.00  8.250    7.875      360      358
  15        396,000.00     395,328.69  9.375    9.000      360      358
  16      1,120,000.00   1,121,697.02  9.326    8.951      360      357
  17      4,543,800.00   4,542,147.15  9.599    9.224      360      358
  18      5,354,700.00   5,354,087.52  8.149    7.774      360      358
  19     10,143,250.00  10,143,250.00  8.625    8.250      360      358
  20     26,117,250.00  26,111,410.70  8.745    8.370      360      358
  21      1,361,800.00   1,361,800.00  8.625    8.250      360      358
  22        842,000.00     842,000.00  8.537    8.162      360      358
  23        925,000.00     925,000.00  8.874    8.499      360      358
  24      9,798,650.00   9,797,268.40  8.767    8.392      360      358
  25        430,000.00     430,318.01  7.625    7.250      360      356
  26    264,067,910.00 263,854,466.90  6.837    6.462      362      359
  27        212,000.00     212,545.56  7.375    7.000      360      359
  28     32,223,710.00  32,281,222.27  7.033    6.658      384      382
  29        360,000.00     360,000.00  7.375    7.000      360      359
  30     47,672,921.00  47,702,526.81  7.349    6.974      374      373
  31        472,000.00     472,000.00  7.375    7.000      360      359
  32        392,500.00     392,500.00  6.750    6.375      360      359

           ORIGINAL       REMAINING   ORIGINAL REMAINING
         AMORTIZATION   AMORTIZATION  INTEREST INTEREST             INITIAL
             TERM           TERM        ONLY     ONLY                RATE
 LOAN   (INCL IO TERM) (INCL IO TERM)   TERM     TERM      GROSS    CHANGE
 NUMBER    (MONTHS)       (MONTHS)    (MONTHS) (MONTHS)  MARGIN(%)  CAP(%)
------- -------------- -------------- -------- --------- ---------  --------
   1         480             478          0        0       3.750      N/A
   2         360             358          0        0       3.800      N/A
   3         360             358          0        0       3.869      N/A
   4         360             358          0        0       3.400      N/A
   5         480             478          0        0       3.750      N/A
   6         360             359          0        0       3.950      N/A
   7         360             358          0        0       3.800      N/A
   8         360             358          0        0       3.770      N/A
   9         360             358          0        0       3.450      N/A
  10         360             358          0        0       4.100      N/A
  11         360             358          0        0       3.957      N/A
  12         360             358          0        0       4.163      N/A
  13         360             358          0        0       4.253      N/A
  14         360             358          0        0       3.350      N/A
  15         480             478          0        0       4.500      N/A
  16         480             477          0        0       4.460      N/A
  17         480             478          0        0       4.718      N/A
  18         360             358          0        0       3.520      N/A
  19         360             358          0        0       3.785      N/A
  20         360             358          0        0       3.871      N/A
  21         360             358          0        0       3.800      N/A
  22         480             478          0        0       3.612      N/A
  23         480             478          0        0       4.049      N/A
  24         480             478          0        0       3.888      N/A
  25         360             356          0        0       2.250      N/A
  26         362             359         120      117      2.263     5.000
  27         360             359         120      119      2.750     5.000
  28         384             382         120      118      2.530     5.000
  29         360             359         120      119      2.250     5.000
  30         374             373         120      119      2.477     5.000
  31         360             359         120      119      2.750     5.000
  32         360             359         120      119      2.750     5.000

(1) Loans 1 through 24 are payment option mortgage loans which have a recast period of every 60 months and a 15-day lookback period for the MTA index

   Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

[MERRILL LYNCH LOGO]     FREE WRITING PROSPECTUS FOR
                         MERRILL LYNCH MORTGAGE INVESTORS, INC.,MANA 2007-OAR1
                         MORTGAGE LOAN TABLES

                                                                                       NUMBER OF
                                                                           NUMBER OF     MONTHS
                                                                             MONTHS      UNTIL               ORIGINAL
                                                         RATE    PAYMENT   UNTIL NEXT     NEXT              MONTHS TO   ASSUMED
       PERIODIC PERIODIC                   NEGATIVE     CHANGE    CHANGE      RATE      PAYMENT             PREPAYMENT  INITIAL
 LOAN    RATE   PAYMENT  MAXIMUM MINIMUM AMORTIZATION FREQUENCY FREQUENCY  ADJUSTMENT  ADJUSTMENT            PENALTY    MONTHLY
NUMBER  CAP(%)   CAP(%)  RATE(%) RATE(%)    CAP(%)     (MONTHS)  (MONTHS)     DATE        DATE      INDEX   EXPIRATION PAYMENT($)
------ -------- -------- ------- ------- ------------ --------- --------- ----------- -----------  -------- ---------- ----------
1         N/A    7.500    10.950  3.750     110.000       1         12         1          11         MTA        0          970.97
2         N/A    7.500    12.950  3.800     110.000       1         12         10         11         MTA        0        1,734.28
3         N/A    7.500    13.522  3.869     110.000       1         12         22         23         MTA       24        5,934.09
4         N/A    7.500    13.450  3.400     110.000       1         12         22         23         MTA       36        1,270.04
5         N/A    7.500    13.350  3.750     110.000       1         12         22         11         MTA       36        1,637.06
6         N/A    7.500    13.940  3.950     110.000       1         12         35         36         MTA       12        2,539.54
7         N/A    7.500    13.940  3.800     110.000       1         12         34         35         MTA       24        1,417.42
8         N/A    7.500    13.940  3.770     111.708       1         12         34         35         MTA       36        7,873.14
9         N/A    7.500    16.440  3.450     110.000       1         12         58         59         MTA       12        1,211.58
10        N/A    7.500    15.940  4.100     110.000       1         12         58         59         MTA       36        1,430.52
11        N/A    7.500    10.950  3.957     110.000       1         12         1          11         MTA       12        5,363.98
12        N/A    7.500    11.053  4.163     110.000       1         12         1          11         MTA       24       15,956.18
13        N/A    7.500    11.202  4.253     110.000       1         12         1          11         MTA       36       50,639.69
14        N/A    7.500    10.950  3.350     110.000       1         12         1          11         MTA        6          540.35
15        N/A    7.500    10.950  4.500     110.000       1         12         1          11         MTA       12        1,001.31
16        N/A    7.500    10.950  4.460     110.000       1         12         1          10         MTA       24        2,831.99
17        N/A    7.500    11.083  4.718     110.000       1         12         1          11         MTA       36       11,791.88
18        N/A    7.500    13.115  3.520     110.000       1         12         10         11         MTA       12       17,637.36
19        N/A    7.500    13.022  3.785     110.117       1         12         10         11         MTA       24       32,446.98
20        N/A    7.500    13.011  3.871     110.552       1         12         10         11         MTA       36       84,464.72
21        N/A    7.500    13.175  3.800     110.000       1         12         10         11         MTA        6        4,523.75
22        N/A    7.500    12.950  3.612     110.000       1         12         10         11         MTA       12        2,129.05
23        N/A    7.500    12.950  4.049     110.000       1         12         10         11         MTA       24        2,338.92
24        N/A    7.500    12.962  3.888     110.377       1         12         10         11         MTA       36       24,831.36
25        N/A     N/A     10.950  2.250     115.000       1         12         1          10       1M LIBOR     0        1,383.05
26       1.000    N/A     11.837  2.263     115.000       6         6          57         58       6M LIBOR     0      845,451.34
27       1.000    N/A     12.375  2.750     115.000       6         6         119         120      6M LIBOR    36          757.00
28       1.000    N/A     12.033  2.530     115.000       6         6          58         59       6M LIBOR    12      103,728.39
29       1.000    N/A     12.380  2.250     115.000       6         6          59         60       6M LIBOR    24        1,312.50
30       1.000    N/A     12.349  2.477     115.000       6         6          59         60       6M LIBOR    36      166,751.85
31       1.000    N/A     12.375  2.750     115.000       6         6          83         84       6M LIBOR    12        1,686.00
32       1.000    N/A     11.750  2.750     115.000       6         6          83         84       6M LIBOR    36        1,262.00

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

[MERRILL LYNCH LOGO]     FREE WRITING PROSPECTUS FOR
                         MERRILL LYNCH MORTGAGE INVESTORS, INC.,MANA 2007-OAR1

                 ONE MONTH LIBOR CAP TABLE FOR ALL CERTIFICATES


BEGINNING                                    LOWER COLLAR   UPPER COLLAR
 ACCRUAL        ENDING ACCRUAL  BALANCE ($)      (%)            (%)
---------       --------------  -----------  ------------   ------------
03/09/07           03/25/07     431,163,000    10.261          10.261
03/25/07           04/25/07     422,069,908     6.476          10.261
04/25/07           05/25/07     413,166,917     6.826          10.261
05/25/07           06/25/07     404,496,579     6.600          10.261
06/25/07           07/25/07     396,010,510     6.829          10.261
07/25/07           08/25/07     387,704,710     6.602          10.261

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

[MERRILL LYNCH LOGO]     FREE WRITING PROSPECTUS FOR
                         MERRILL LYNCH MORTGAGE INVESTORS, INC.,MANA 2007-OAR1

                             Swap Contract Schedule

                                                                                               FIXED
       BEGINNING  ENDING   NOTIONAL       FIXED              BEGINNING  ENDING    NOTIONAL  STRIKE RATE
PERIOD  ACCRUAL   ACCRUAL BALANCE ($) STRIKE RATE (%) PERIOD  ACCRUAL   ACCRUAL BALANCE ($)     (%)
------ --------- -------- ----------- --------------- ------ --------- -------- ----------- -----------
1       03/09/07 03/25/07           0      NA           31    08/25/09 09/25/09 172,685,090    5.000
2       03/25/07 04/25/07           0      NA           32    09/25/09 10/25/09 168,914,733    5.000
3       04/25/07 05/25/07           0      NA           33    10/25/09 11/25/09 165,681,280    5.000
4       05/25/07 06/25/07           0      NA           34    11/25/09 12/25/09 162,429,831    5.000
5       06/25/07 07/25/07           0      NA           35    12/25/09 01/25/10 158,156,341    5.000
6       07/25/07 08/25/07           0      NA           36    01/25/10 02/25/10 153,664,856    5.000
7       08/25/07 09/25/07 393,088,495    5.000          37    02/25/10 03/25/10 135,413,014    5.000
8       09/25/07 10/25/07 386,134,640    5.000          38    03/25/10 04/25/10 132,764,822    5.000
9       10/25/07 11/25/07 379,723,674    5.000          39    04/25/10 05/25/10 129,186,305    5.000
10      11/25/07 12/25/07 372,136,501    5.000          40    05/25/10 06/25/10 125,741,047    5.000
11      12/25/07 01/25/08 361,260,707    5.000          41    06/25/10 07/25/10 122,729,506    5.000
12      01/25/08 02/25/08 349,924,440    5.000          42    07/25/10 08/25/10 119,676,857    5.000
13      02/25/08 03/25/08 338,285,692    5.000          43    08/25/10 09/25/10 116,853,266    5.000
14      03/25/08 04/25/08 326,599,160    5.000          44    09/25/10 10/25/10 114,116,186    5.000
15      04/25/08 05/25/08 315,229,387    5.000          45    10/25/10 11/25/10 111,596,783    5.000
16      05/25/08 06/25/08 304,506,581    5.000          46    11/25/10 12/25/10 108,877,860    5.000
17      06/25/08 07/25/08 295,242,545    5.000          47    12/25/10 01/25/11 105,469,266    5.000
18      07/25/08 08/25/08 286,770,905    5.000          48    01/25/11 02/25/11 100,983,220    5.000
19      08/25/08 09/25/08 279,236,192    5.000          49    02/25/11 03/25/11  96,311,608    5.000
20      09/25/08 10/25/08 272,173,012    5.000          50    03/25/11 04/25/11  91,587,391    5.000
21      10/25/08 11/25/08 266,087,077    5.000          51    04/25/11 05/25/11  86,811,852    5.000
22      11/25/08 12/25/08 227,449,670    5.000          52    05/25/11 06/25/11  82,070,976    5.000
23      12/25/08 01/25/09 221,356,188    5.000          53    06/25/11 07/25/11  77,633,998    5.000
24      01/25/09 02/25/09 213,959,294    5.000          54    07/25/11 08/25/11  69,196,583    5.000
25      02/25/09 03/25/09 207,156,930    5.000          55    08/25/11 09/25/11  60,926,907    5.000
26      03/25/09 04/25/09 200,784,999    5.000          56    09/25/11 10/25/11  52,804,021    5.000
27      04/25/09 05/25/09 191,971,365    5.000          57    10/25/11 11/25/11  45,451,874    5.000
28      05/25/09 06/25/09 186,266,035    5.000          58    11/25/11 12/25/11  39,093,957    5.000
29      06/25/09 07/25/09 181,428,104    5.000          59    12/25/11 01/25/12  33,290,834    5.000
30      07/25/09 08/25/09 176,828,158    5.000          60    01/25/12 02/25/12  28,303,385    5.000

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

[MERRILL LYNCH LOGO]     FREE WRITING PROSPECTUS FOR
                         MERRILL LYNCH MORTGAGE INVESTORS, INC.,MANA 2007-OAR1

                             CAP CONTRACT SCHEDULE

       BEGINNING  ENDING   NOTIONAL       FIXED              BEGINNING ENDING     NOTIONAL      FIXED
PERIOD  ACCRUAL   ACCRUAL BALANCE ($) STRIKE RATE (%) PERIOD  ACCRUAL  ACCRUAL  BALANCE ($) STRIKE RATE (%)
------ --------- -------- ----------- --------------- ------ --------- -------- ----------- -----------
1      03/09/07  03/25/07          0         NA         31    08/25/09 09/25/09  50,821,078      6.000
2      03/25/07  04/25/07          0         NA         32    09/25/09 10/25/09  49,799,157      6.000
3      04/25/07  05/25/07          0         NA         33    10/25/09 11/25/09  48,324,738      6.000
4      05/25/07  06/25/07          0         NA         34    11/25/09 12/25/09  47,230,095      6.000
5      06/25/07  07/25/07          0         NA         35    12/25/09 01/25/10  46,381,372      6.000
6      07/25/07  08/25/07          0         NA         36    01/25/10 02/25/10  45,664,951      6.000
7      08/25/07  09/25/07  9,349,950      6.000         37    02/25/10 03/25/10  57,109,888      6.000
8      09/25/07  10/25/07 11,007,612      6.000         38    03/25/10 04/25/10  53,295,757      6.000
9      10/25/07  11/25/07 12,525,371      6.000         39    04/25/10 05/25/10  50,751,976      6.000
10     11/25/07  12/25/07 14,350,715      6.000         40    05/25/10 06/25/10  48,517,326      6.000
11     12/25/07  01/25/08 16,982,387      6.000         41    06/25/10 07/25/10  46,605,640      6.000
12     01/25/08  02/25/08 19,620,702      6.000         42    07/25/10 08/25/10  45,127,013      6.000
13     02/25/08  03/25/08 22,197,450      6.000         43    08/25/10 09/25/10  43,898,233      6.000
14     03/25/08  04/25/08 24,673,833      6.000         44    09/25/10 10/25/10  42,799,846      6.000
15     04/25/08  05/25/08 26,969,908      6.000         45    10/25/10 11/25/10  41,814,257      6.000
16     05/25/08  06/25/08 29,022,097      6.000         46    11/25/10 12/25/10  40,958,037      6.000
17     06/25/08  07/25/08 30,695,154      6.000         47    12/25/10 01/25/11  40,251,197      6.000
18     07/25/08  08/25/08 32,143,333      6.000         48    01/25/11 02/25/11  39,721,031      6.000
19     08/25/08  09/25/08 33,364,294      6.000         49    02/25/11 03/25/11  39,146,633      6.000
20     09/25/08  10/25/08 34,459,815      6.000         50    03/25/11 04/25/11  38,560,961      6.000
21     10/25/08  11/25/08 35,364,950      6.000         51    04/25/11 05/25/11  37,945,813      6.000
22     11/25/08  12/25/08 64,392,332      6.000         52    05/25/11 06/25/11  37,301,578      6.000
23     12/25/08  01/25/09 61,094,312      6.000         53    06/25/11 07/25/11  36,633,837      6.000
24     01/25/09  02/25/09 59,200,211      6.000         54    07/25/11 08/25/11  36,721,414      6.000
25     02/25/09  03/25/09 57,560,670      6.000         55    08/25/11 09/25/11  36,884,965      6.000
26     03/25/09  04/25/09 55,900,236      6.000         56    09/25/11 10/25/11  36,972,840      6.000
27     04/25/09  05/25/09 56,738,087      6.000         57    10/25/11 11/25/11  36,766,033      6.000
28     05/25/09  06/25/09 55,114,533      6.000         58    11/25/11 12/25/11  36,205,240      6.000
29     06/25/09  07/25/09 53,448,849      6.000         59    12/25/11 01/25/12  35,307,095      6.000
30     07/25/09  08/25/09 52,052,273      6.000         60    01/25/12 02/25/12  34,040,680      6.000

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

[MERRILL LYNCH LOGO]     FREE WRITING PROSPECTUS FOR
                         MERRILL LYNCH MORTGAGE INVESTORS, INC.,MANA 2007-OAR1

                           AVAILABLE FUNDS CAP TABLE

                   AVAILABLE AVAILABLE                    AVAILABLE  AVAILABLE                    AVAILABLE   AVAILABLE
        PAYMENT    FUNDS CAP FUNDS CAP          PAYMENT   FUNDS CAP  FUNDS CAP           PAYMENT  FUNDS CAP   FUNDS CAP
PERIOD   DATE     (%) (1)(2) (%) (1)(3) PERIOD   DATE     (%) (1)(2) (%) (1)(3) PERIOD    DATE    (%) (1)(2)  (%)(1)(3)
------ ---------- ---------- ---------- ------ ---------- ---------- ---------- ------ ---------- ---------- ----------
1       3/25/2007   13.000    13.000      35    1/25/2010   6.720      21.879      69  11/25/2012    7.317     11.273
2       4/25/2007    6.712    10.500      36    2/25/2010   6.727      21.831      70  12/25/2012    7.561     11.649
3       5/25/2007    6.936    10.500      37    3/25/2010   7.423      22.018      71   1/25/2013    7.317     11.273
4       6/25/2007    6.713    10.500      38    4/25/2010   6.725      21.404      72   2/25/2013    7.317     11.273
5       7/25/2007    6.937    10.500      39    5/25/2010   6.948      21.384      73   3/25/2013    8.100     12.481
6       8/25/2007    6.714    10.500      40    6/25/2010   6.723      21.103      74   4/25/2013    7.316     11.273
7       9/25/2007    6.715    22.365      41    7/25/2010   6.946      21.151      75   5/25/2013    7.560     11.649
8      10/25/2007    6.939    22.477      42    8/25/2010   6.721      20.936      76   6/25/2013    7.316     11.273
9      11/25/2007    6.716    22.481      43    9/25/2010   6.720      20.892      77   7/25/2013    7.560     11.649
10     12/25/2007    6.940    22.555      44   10/25/2010   6.943      20.998      78   8/25/2013    7.316     11.273
11      1/25/2008    6.724    22.898      45   11/25/2010   6.718      20.843      79   9/25/2013    7.316     11.273
12      2/25/2008    6.724    22.726      46   12/25/2010   6.941      20.956      80  10/25/2013    7.559     11.649
13      3/25/2008    7.189    22.703      47    1/25/2011   6.716      20.728      81  11/25/2013    7.315     11.273
14      4/25/2008    6.726    22.356      48    2/25/2011   6.715      20.542      82  12/25/2013    7.559     11.649
15      5/25/2008    6.950    22.430      49    3/25/2011   7.411      20.793      83   1/25/2014    7.315     11.273
16      6/25/2008    6.727    22.323      50    4/25/2011   6.713      20.084      84   2/25/2014    7.317     11.283
17      7/25/2008    6.951    22.406      51    5/25/2011   6.935      19.976      85   3/25/2014    8.101     12.491
18      8/25/2008    6.728    22.300      52    6/25/2011   6.711      19.544      86   4/25/2014    7.317     11.282
19      9/25/2008    6.728    22.288      53    7/25/2011   6.933      19.435      87   5/25/2014    7.560     11.659
20     10/25/2008    6.953    22.374      54    8/25/2011   6.709      18.653      88   6/25/2014    7.316     11.282
21     11/25/2008    6.729    22.269      55    9/25/2011   6.709      18.019      89   7/25/2014    7.560     11.658
22     12/25/2008    6.953    22.242      56   10/25/2011   6.933      17.538      90   8/25/2014    7.316     11.282
23      1/25/2009    6.730    22.143      57   11/25/2011   6.709      16.713      91   9/25/2014    7.316     11.282
24      2/25/2009    6.729    22.124      58   12/25/2011   7.437      19.377      92  10/25/2014    7.559     11.658
25      3/25/2009    7.422    22.493      59    1/25/2012   7.262      18.848      93  11/25/2014    7.315     11.282
26      4/25/2009    6.728    22.091      60    2/25/2012   7.318      18.808      94  12/25/2014    7.559     11.658
27      5/25/2009    6.951    22.187      61    3/25/2012   7.823      12.051      95   1/25/2015    7.315     11.282
28      6/25/2009    6.726    22.047      62    4/25/2012   7.318      11.273      96   2/25/2015    7.315     11.282
29      7/25/2009    6.949    22.094      63    5/25/2012   7.562      11.649      97   3/25/2015    8.098     12.491
30      8/25/2009    6.724    21.908      64    6/25/2012   7.318      11.273      98   4/25/2015    7.314     11.282
31      9/25/2009    6.723    21.878      65    7/25/2012   7.562      11.649      99   5/25/2015    7.558     11.658
32     10/25/2009    6.946    22.003      66    8/25/2012   7.318      11.273     100   6/25/2015    7.314     11.282
33     11/25/2009    6.721    21.878      67    9/25/2012   7.317      11.273     101   7/25/2015    7.558     11.658
34     12/25/2009    6.944    22.020      68   10/25/2012   7.561      11.649

(1) Available Funds Cap for all Certificates is a per annum rate equal to the product of (i) 12, (ii) the quotient of (x) the total scheduled interest on the Mortgage Loans based on the Net Mortgage Rates in effect on the related due date, less any Net Swap Payments or swap termination payments (other than defaulted swap termination payments) owed to the Swap Counterparty for such distribution date, and (y) the aggregate stated principal balance of the Mortgage Loans as of the first day of the related accrual period and
     (iii) a fraction, the numerator of which is 30, and the denominator of which is the actual number of days in the related accrual period.

(2) Assumes no losses, 10% optional termination, 25% CPR on the collateral, and 1 month LIBOR, 6 month LIBOR and the MTA index remain constant at 5.322%, 5.396% and 4.899%, respectively.

(3) Assumes no losses, 10% optional termination, 25% CPR on the collateral, and 1 month LIBOR, 6 month LIBOR and the MTA index remain constant at 5.322%, 5.396% and 4.899%, respectively, for the first Distribution Date and all increase to 20.000% for each Distribution Date thereafter. The values indicated include any Net Swap Payments received from the Swap Counterparty and proceeds from the Corridor Contract and Cap Contract, although such proceeds are excluded from the calculation of the Available Funds Cap described herein.

    Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                          FREE WRITING PROSPECTUS FOR
[MERRILL LYNCH LOGO]      MERRILL LYNCH MORTGAGE INVESTORS, INC.,MANA 2007-OAR1

                         DISCOUNT MARGIN TABLE (TO CALL)

CPR                           7.5%              20%               25%               37.5%              50%
                         --------------    --------------    --------------    --------------    --------------
CLASS A-1
    PRICE = 100.0000%
      DISCOUNT MARGIN            16                16                16                16                16
            WAL (YRS)         10.71              4.16              3.19              1.89              1.21
       MOD DURN (YRS)          7.28              3.45              2.75              1.72              1.13
     PRINCIPAL WINDOW       1 - 278           1 - 129           1 - 101             22647             15342

CLASS A-2
    PRICE = 100.0000%
      DISCOUNT MARGIN            19                19                19                19                19
            WAL (YRS)         10.71              4.16              3.19              1.89              1.21
       MOD DURN (YRS)          7.26              3.44              2.74              1.72              1.13
     PRINCIPAL WINDOW       1 - 278           1 - 129           1 - 101             22647             15342

CLASS A-3
    PRICE = 100.0000%
      DISCOUNT MARGIN            24                24                24                24                24
            WAL (YRS)         10.71              4.16              3.19              1.89              1.21
       MOD DURN (YRS)          7.24              3.44              2.74              1.72              1.13
     PRINCIPAL WINDOW       1 - 278           1 - 129           1 - 101             22647             15342

CLASS M-1
    PRICE = 100.0000%
      DISCOUNT MARGIN            34                34                34                34                34
            WAL (YRS)         17.13              7.57              6.05              4.00              3.46
       MOD DURN (YRS)         10.58              5.99              5.00              3.52              3.11
     PRINCIPAL WINDOW     123 - 278          57 - 129          43 - 101           39 - 62           42 - 42

CLASS M-2
    PRICE = 100.0000%
      DISCOUNT MARGIN            36                36                36                36                36
            WAL (YRS)         16.98              7.56              6.05              3.98              3.45
       MOD DURN (YRS)         10.52              5.98              5.00              3.50              3.10
     PRINCIPAL WINDOW     123 - 278          57 - 129          43 - 101           38 - 62           41 - 42

CLASS M-3
    PRICE = 100.0000%
      DISCOUNT MARGIN            39                39                39                39                39
            WAL (YRS)         16.38              7.56              6.04              3.97              3.40
       MOD DURN (YRS)         10.33              5.98              4.99              3.49              3.05
     PRINCIPAL WINDOW     123 - 244          57 - 129          43 - 101           38 - 62           41 - 42

CLASS M-4
    PRICE = 100.0000%
      DISCOUNT MARGIN            48                48                48                48                48
            WAL (YRS)         16.49              7.55              6.04              3.97              3.35
       MOD DURN (YRS)         10.29              5.95              4.97              3.48              3.00
     PRINCIPAL WINDOW     123 - 250          57 - 129          43 - 101           38 - 62           40 - 42

CLASS M-5
    PRICE = 100.0000%
      DISCOUNT MARGIN            50                50                50                50                50
            WAL (YRS)         16.62              7.55              6.04              3.96              3.30
       MOD DURN (YRS)         10.31              5.94              4.97              3.48              2.97
     PRINCIPAL WINDOW     123 - 253          57 - 129          43 - 101           37 - 62           39 - 42

   Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                          FREE WRITING PROSPECTUS FOR
[MERRILL LYNCH LOGO]      MERRILL LYNCH MORTGAGE INVESTORS, INC.,MANA 2007-OAR1

                   DISCOUNT MARGIN TABLE (TO CALL) - CONTINUED

CPR                           7.5%               20%              25%              37.5%               50%
                         --------------    --------------    --------------    --------------    --------------
CLASS M-6
    PRICE = 100.0000%
      DISCOUNT MARGIN            55                55                55                55                55
            WAL (YRS)         16.71              7.53              6.03              3.94              3.28
       MOD DURN (YRS)         10.30              5.92              4.95              3.45              2.94
     PRINCIPAL WINDOW     123 - 257          57 - 129          43 - 101           37 - 62           39 - 42

CLASS B-1
    PRICE = 100.0000%
      DISCOUNT MARGIN            85                85                85                85                85
            WAL (YRS)         16.80              7.41              5.92              3.94              3.26
       MOD DURN (YRS)         10.09              5.78              4.84              3.42              2.91
     PRINCIPAL WINDOW     123 - 260          57 - 125           43 - 98           37 - 62           38 - 42

CLASS B-2
    PRICE = 100.0000%
      DISCOUNT MARGIN           110               110               110               110               110
            WAL (YRS)         16.80              7.15              5.71              3.85              3.16
       MOD DURN (YRS)          9.90              5.58              4.67              3.34              2.82
     PRINCIPAL WINDOW     123 - 263          57 - 117           43 - 91           37 - 62           38 - 42

CLASS B-3
    PRICE = 100.0000%
      DISCOUNT MARGIN           140               140               140               140               140
            WAL (YRS)         15.67              6.63              5.40              3.60              3.08
       MOD DURN (YRS)          9.39              5.23              4.43              3.13              2.74
     PRINCIPAL WINDOW     123 - 236          57 - 101           43 - 79           37 - 54           37 - 38

   Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                          FREE WRITING PROSPECTUS FOR
[MERRILL LYNCH LOGO]      MERRILL LYNCH MORTGAGE INVESTORS, INC.,MANA 2007-OAR1

                       DISCOUNT MARGIN TABLE (TO MATURITY)

CPR                           7.5%               20%              25%               37.5%             50%
                         --------------    --------------    --------------    --------------    --------------
CLASS A-1
    PRICE = 100.0000%
      DISCOUNT MARGIN            16                17                17                17                17
            WAL (YRS)         11.01              4.49              3.46              2.07              1.32
       MOD DURN (YRS)          7.35              3.60              2.90              1.84              1.22
     PRINCIPAL WINDOW       1 - 358           1 - 264           1 - 216           1 - 138             34335

CLASS A-2
    PRICE = 100.0000%
      DISCOUNT MARGIN            19                20                20                20                20
            WAL (YRS)         11.01              4.49              3.46              2.07              1.32
       MOD DURN (YRS)          7.34              3.60              2.89              1.84              1.22
     PRINCIPAL WINDOW       1 - 358           1 - 264           1 - 216           1 - 138             34335

CLASS A-3
    PRICE = 100.0000%
      DISCOUNT MARGIN            24                25                25                26                26
            WAL (YRS)         11.01              4.49              3.46              2.07              1.32
       MOD DURN (YRS)          7.31              3.59              2.89              1.84              1.22
     PRINCIPAL WINDOW       1 - 358           1 - 264           1 - 216           1 - 138             34335

CLASS M-1
    PRICE = 100.0000%
      DISCOUNT MARGIN            34                35                35                35                36
            WAL (YRS)         17.68              8.08              6.47              4.31              3.92
       MOD DURN (YRS)         10.71              6.24              5.24              3.74              3.47
     PRINCIPAL WINDOW     123 - 330          57 - 181          43 - 144           39 - 90           44 - 65

CLASS M-2
    PRICE = 100.0000%
      DISCOUNT MARGIN            36                37                37                37                37
            WAL (YRS)         17.20              7.97              6.39              4.24              3.71
       MOD DURN (YRS)         10.58              6.19              5.20              3.69              3.30
     PRINCIPAL WINDOW     123 - 318          57 - 171          43 - 136           38 - 84           41 - 61

CLASS M-3
    PRICE = 100.0000%
      DISCOUNT MARGIN            39                40                40                40                40
            WAL (YRS)         16.38              7.87              6.30              4.17              3.59
       MOD DURN (YRS)         10.33              6.14              5.14              3.64              3.20
     PRINCIPAL WINDOW     123 - 244          57 - 155          43 - 123           38 - 76           41 - 55

CLASS M-4
    PRICE = 100.0000%
      DISCOUNT MARGIN            48                48                49                49                49
            WAL (YRS)         16.49              7.79              6.24              4.15              3.51
       MOD DURN (YRS)         10.29              6.07              5.09              3.62              3.13
     PRINCIPAL WINDOW     123 - 250          57 - 150          43 - 119           38 - 73           40 - 54

CLASS M-5
    PRICE = 100.0000%
      DISCOUNT MARGIN            50                50                50                51                51
            WAL (YRS)         16.62              7.67              6.14              4.14              3.42
       MOD DURN (YRS)         10.31              6.00              5.03              3.60              3.06
     PRINCIPAL WINDOW     123 - 253          57 - 141          43 - 111           37 - 73           39 - 50

   Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                          FREE WRITING PROSPECTUS FOR
[MERRILL LYNCH LOGO]      MERRILL LYNCH MORTGAGE INVESTORS, INC.,MANA 2007-OAR1

                 DISCOUNT MARGIN TABLE (TO MATURITY) - CONTINUED

CPR                          7.5%               20%                25%              37.5%              50%
                         --------------    --------------    --------------    --------------    --------------
CLASS M-6
    PRICE = 100.0000%
      DISCOUNT MARGIN            55                55                55                56                56
            WAL (YRS)         16.71              7.55              6.04              4.05              3.36
       MOD DURN (YRS)         10.30              5.93              4.96              3.53              3.01
     PRINCIPAL WINDOW     123 - 257          57 - 133          43 - 105           37 - 70           39 - 48

CLASS B-1
    PRICE = 100.0000%
      DISCOUNT MARGIN            85                85                85                85                85
            WAL (YRS)         16.80              7.41              5.92              3.98              3.28
       MOD DURN (YRS)         10.09              5.78              4.84              3.45              2.93
     PRINCIPAL WINDOW     123 - 260          57 - 125           43 - 98           37 - 66           38 - 45

CLASS B-2
    PRICE = 100.0000%
      DISCOUNT MARGIN           110               110               110               110               110
            WAL (YRS)         16.80              7.15              5.71              3.85              3.16
       MOD DURN (YRS)          9.90              5.58              4.67              3.34              2.82
     PRINCIPAL WINDOW     123 - 263          57 - 117           43 - 91           37 - 62           38 - 42

CLASS B-3
    PRICE = 100.0000%
      DISCOUNT MARGIN           140               140               140               140               140
            WAL (YRS)         15.67              6.63              5.40              3.60              3.08
       MOD DURN (YRS)          9.39              5.23              4.43              3.13              2.74
     PRINCIPAL WINDOW     123 - 236          57 - 101           43 - 79           37 - 54           37 - 38

   Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                          FREE WRITING PROSPECTUS FOR
[MERRILL LYNCH LOGO]      MERRILL LYNCH MORTGAGE INVESTORS, INC.,MANA 2007-OAR1

                               BREAKEVEN CDR TABLE

The tables below display the Constant Default Rate ("CDR"), and the related cumulative collateral loss, that can be sustained without the referenced Class incurring a writedown. Calculations are run to maturity at forward LIBOR, and at varying loss severity percentages. Other assumptions include: (1) prepayment speed at 25% CPR for the mortgage loans, (2) 0 month lag from default to loss,
(3) 100% P&I advancing, (4) triggers fail (i.e., no OC stepdown):

                                         FORWARD LIBOR

                             35% LOSS         45% LOSS         55% LOSS
                             SEVERITY         SEVERITY         SEVERITY
                           ------------     -------------    -------------
CLASS M-1     CDR Break       10.71%            8.07%            6.48%
              Cum Loss        10.58%           10.93%           11.17%
CLASS M-2     CDR Break        8.74%            6.67%            5.39%
              Cum Loss         9.05%            9.36%            9.57%
CLASS M-3     CDR Break        8.36%            6.39%            5.18%
              Cum Loss         8.74%            9.04%            9.25%
CLASS M-4     CDR Break        7.61%            5.84%            4.75%
              Cum Loss         8.11%            8.38%            8.58%
CLASS M-5     CDR Break        7.14%            5.50%            4.47%
              Cum Loss         7.70%            7.96%            8.13%
CLASS M-6     CDR Break        6.73%            5.19%            4.23%
              Cum Loss         7.34%            7.58%            7.75%
CLASS B-1     CDR Break        6.36%            4.92%            4.01%
              Cum Loss         7.00%            7.24%            7.39%
CLASS B-2     CDR Break        5.85%            4.54%            3.71%
              Cum Loss         6.53%            6.75%            6.90%
CLASS B-3     CDR Break        5.51%            4.29%            3.51%
              Cum Loss         6.20%            6.42%            6.56%

                                  [LINE GRAPH]

   Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                          FREE WRITING PROSPECTUS FOR
[MERRILL LYNCH LOGO]      MERRILL LYNCH MORTGAGE INVESTORS, INC.,MANA 2007-OAR1

                                  EXCESS SPREAD

The table below displays excess spread in bps. Calculations are run to maturity at both static LIBOR (1ML =5.3220%, 6ML = 5.3960% and MTA = 4.8990%,) and forward LIBOR (shown in the table below). Excess spread means the per annum rate equal to 12 times the quotient of (x) the difference between (a) the sum the total scheduled interest based on the Net Mortgage Rates in effect on the related due date plus net swap payment received from the Swap Counterparty minus
(b) the sum of the total interest due on the Offered Certificates and any Net Swap Payments owed to the Swap Counterparty, divided by (y) the aggregate principal balance of the Offered Certificates as of the first day of the applicable accrual period. Other assumptions include: (1) prepayment speed is 25% CPR, (2) no defaults and no losses:

              EXCESS SPREAD IN BPS     EXCESS SPREAD IN BPS
 PERIOD          (STATIC LIBOR)            (FRWD LIBOR)
---------     --------------------     --------------------

Avg yr1*              162                     160
Avg yr2               181                     178
Avg yr3               176                     180
Avg yr4               175                     181
Avg yr5               179                     184

* Year 1 average is calculated from period 2 to period 12.

             EXCESS                                  EXCESS         EXCESS                                EXCESS
             SPREAD      1          6                SPREAD         SPREAD       1        6               SPREAD
             IN BPS     MONTH     MONTH              IN BPS         IN BPS     MONTH    MONTH             IN BPS
            (STATIC     FWRD      FWRD               (FWRD          (STATIC    FWRD     FWRD              (FWRD
 PERIOD      LIBOR)     LIBOR     LIBOR      MTA     LIBOR) PERIOD  LIBOR)     LIBOR    LIBOR     MTA     LIBOR)
 ------      ------     -----     -----      ---     ------ ------  ------     -----    -----     ---     ------
    1           *       5.322     5.396     4.899       *     42     171       5.025    5.122    4.787     178
    2         130       5.335     5.399     4.876     128     43     171       5.074    5.131    4.791     177
    3         148       5.354     5.391     4.853     145     44     178       5.078    5.138    4.794     183
    4         130       5.332     5.377     4.831     129     45     171       5.077    5.145    4.796     177
    5         149       5.335     5.363     4.810     147     46     177       5.076    5.153    4.797     183
    6         130       5.336     5.340     4.790     128     47     170       5.075    5.162    4.798     177
    7         182       5.336     5.312     4.771     182     48     169       5.075    5.170    4.798     176
    8         183       5.290     5.278     4.754     182     49     190       5.117    5.179    4.799     195
    9         183       5.269     5.247     4.738     182     50     168       5.123    5.186    4.799     173
   10         183       5.255     5.215     4.724     182     51     174       5.124    5.193    4.799     180
   11         184       5.201     5.181     4.711     180     52     165       5.125    5.200    4.799     172
   12         183       5.171     5.155     4.699     179     53     173       5.126    5.207    4.800     180
   13         184       5.136     5.129     4.688     180     54     162       5.127    5.214    4.801     170
   14         182       5.107     5.108     4.678     178     55     159       5.158    5.221    4.802     167
   15         183       5.082     5.094     4.669     179     56     168       5.161    5.226    4.803     176
   16         181       5.057     5.081     4.661     178     57     154       5.164    5.230    4.804     163
   17         183       5.043     5.069     4.655     179     58     217       5.166    5.234    4.805     215
   18         181       5.022     5.057     4.650     177     59     209       5.168    5.239    4.807     207
   19         181       5.012     5.045     4.647     177     60     213       5.170    5.243    4.808     210
   20         183       5.022     5.043     4.646     179     61     238       5.183    5.248    4.809     236
   21         181       5.008     5.039     4.646     178     62     201       5.187    5.252    4.810     200
   22         179       4.989     5.036     4.648     180     63     219       5.190    5.256    4.810     218
   23         175       4.971     5.033     4.651     176     64     201       5.192    5.260    4.811     201
   24         175       4.952     5.032     4.655     177     65     219       5.195    5.264    4.811     219
   25         187       4.999     5.032     4.661     188     66     201       5.198    5.268    4.811     201
   26         174       4.999     5.034     4.667     176     67     201       5.207    5.273    4.812     200
   27         178       4.987     5.036     4.674     181     68     219       5.211    5.277    4.812     218
   28         173       4.975     5.039     4.681     177     69     201       5.214    5.281    4.812     199
   29         178       4.963     5.043     4.689     182     70     219       5.216    5.286    4.812     219
   30         173       4.951     5.048     4.698     178     71     201       5.219    5.290    4.812     200
   31         173       5.011     5.054     4.707     177     72     201       5.222    5.295    4.813     200
   32         178       5.013     5.058     4.715     182     73     256       5.232    5.299    4.813     254
   33         173       5.006     5.063     4.724     177     74     203       5.236    5.304    4.814     201
   34         179       4.999     5.068     4.733     182     75     222       5.239    5.308    4.814     220
   35         174       4.992     5.073     4.742     178     76     204       5.242    5.313    4.815     203
   36         174       4.985     5.080     4.750     179     77     223       5.245    5.317    4.816     222
   37         190       5.034     5.086     4.758     195     78     205       5.249    5.322    4.816     204
   38         171       5.039     5.093     4.765     177     79     206       5.259    5.326    4.817     204
   39         177       5.036     5.100     4.772     184     80     225       5.262    5.331    4.818     223
   40         171       5.032     5.107     4.778     178     81     207       5.266    5.335    4.819     205
   41         177       5.029     5.114     4.783     184     82     226       5.269    5.340    4.820     225

   Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus.

                          FREE WRITING PROSPECTUS FOR
[MERRILL LYNCH LOGO]      MERRILL LYNCH MORTGAGE INVESTORS, INC.,MANA 2007-OAR1

                            EXCESS SPREAD - CONTINUED

             EXCESS                                  EXCESS         EXCESS                                EXCESS
             SPREAD      1          6                SPREAD         SPREAD      1         6               SPREAD
             IN BPS    MONTH      MONTH              IN BPS         IN BPS    MONTH     MONTH             IN BPS
            (STATIC     FWRD      FWRD               (FWRD          (STATIC    FWRD     FWRD              (FWRD
 PERIOD      LIBOR)     LIBOR     LIBOR      MTA     LIBOR) PERIOD  LIBOR)     LIBOR    LIBOR     MTA     LIBOR)
 ------      ------     -----     -----      ---     ------ ------  ------     -----    -----     ---     ------
   83         208       5.272%    5.344%    4.821%    207      93    216       5.319%   5.390%   4.829%    213
   84         209       5.276%    5.349%    4.822%    208      94    236       5.322%   5.394%   4.830%    234
   85         265       5.284%    5.353%    4.823%    263      95    218       5.326%   5.399%   4.830%    216
   86         211       5.289%    5.358%    4.825%    208      96    219       5.330%   5.403%   4.831%    217
   87         230       5.292%    5.363%    4.826%    227      97    275       5.337%   5.408%   4.832%    272
   88         212       5.296%    5.367%    4.827%    211      98    221       5.342%   5.412%   4.833%    217
   89         231       5.299%    5.372%    4.827%    230      99    240       5.345%   5.417%   4.835%    237
   90         214       5.303%    5.376%    4.828%    212     100    223       5.349%   5.421%   4.837%    220
   91         215       5.311%    5.381%    4.829%    212     101    242       5.353%   5.426%   4.840%    240
   92         234       5.315%    5.385%    4.829%    231

   Recipients should read the information contained in the Important Notices section following the cover page of this Free Writing Prospectus